                                                                    Exhibit 99.1



                                         BRANDYWINE OPERATING PARTNERSHIP, L.P.
                                              INDEX TO FINANCIAL STATEMENTS

                                                                                                                   PAGE
                                                                                                                   ----
Condensed Consolidated Financial Statements (unaudited):
   Condensed Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003.................................F-1
   Condensed Consolidated Statements of Operations for the three-month periods ended
      March 31, 2004 and March 31, 2003.............................................................................F-2
   Condensed Consolidated Statements of Cash Flows for the three-month periods ended
      March 31, 2004 and March 31, 2003.............................................................................F-3
   Notes to Condensed Consolidated Financial Statements.............................................................F-4

Consolidated Financial Statements:
   Report of Independent Registered Public Accounting Firm.........................................................F-22
   Consolidated Balance Sheets as of December 31, 2003 and 2002....................................................F-23
   Consolidated Statements of Operations for the years ended December 31, 2003, 2002, and 2001.....................................................................................................F-24
   Consolidated Statements of Comprehensive Income for the years ended December 31,
      2003, 2002, and 2001.........................................................................................F-25
   Consolidated Statements of Partners' Equity the years ended December 31, 2003, 2002, and 2001.....................................................................................................F-26
   Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001.....................................................................................................F-27
   Notes to Consolidated Financial Statements......................................................................F-28
   Financial Statements Schedules..................................................................................F-57



                               BRANDYWINE OPERATING PARTNERSHIP, L.P.
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                        (UNAUDITED AND IN THOUSANDS, EXCEPT UNIT INFORMATION)

                                                                  MARCH 31,          DECEMBER 31,
                                                                    2004                 2003
                                                               ----------------     ----------------
ASSETS
Real estate investments:
     Operating properties                                          $ 1,907,836          $ 1,869,744
     Accumulated depreciation                                         (286,682)            (268,091)
                                                                   -----------          -----------
                                                                     1,621,154            1,601,653
     Construction-in-progress                                           48,300               29,787
     Land held for development                                          58,086               63,915
                                                                   -----------          -----------
                                                                     1,727,540            1,695,355

Cash and cash equivalents                                                7,557                8,552
Escrowed cash                                                           15,500               14,388
Accounts receivable, net                                                 6,019                5,206
Accrued rent receivable, net                                            28,886               26,652
Marketable securities                                                      377               12,052
Assets held for sale                                                         -                5,317
Investment in unconsolidated Real Estate Ventures                       13,282               15,853
Deferred costs, net                                                     27,509               27,269
Other assets                                                            40,915               45,132
                                                                   -----------          -----------

     Total assets                                                  $ 1,867,585          $ 1,855,776
                                                                   ===========          ===========

LIABILITIES AND PARTNERS' EQUITY
Mortgage notes payable                                               $ 452,049            $ 462,659
Borrowings under Credit Facility                                       265,000              305,000
Unsecured term loan                                                    100,000              100,000
Accounts payable and accrued expenses                                   24,658               30,290
Distributions payable                                                   23,014               20,947
Tenant security deposits and deferred rents                             17,940               16,123
Other liabilities                                                        5,303               16,413
Liabilities related to assets held for sale                                  -                   52
                                                                   -----------          -----------
     Total liabilities                                                 887,964              951,484

Commitments and contingencies

7.25% Series B Preferred Units, 1,950,000 issued and                         -               97,500
     outstanding in 2003
Redeemable limited partnership units at redemption value;
     1,737,203 issued and outstanding                                   53,072               46,505
Partners' Equity
     7.25% Series A Preferred Mirror Units; 750,000 issued
        and outstanding                                                 37,500               37,500
     7.50% Series D Preferred Mirror Units; 2,000,000
        issued and oustanding                                           47,912               47,912
     7.375% Series E Preferred Mirror Units; 2,300,000
        issued and oustanding in 2004                                   55,538                    -
     General Partnership Capital, 45,663,743 and
        41,040,710 units issued and outstanding                        787,479              677,033
     Accumulated other comprehensive loss                               (1,880)              (2,158)
                                                                   -----------          -----------
           Total partners' equity                                      926,549              760,287
                                                                   -----------          -----------

     Total liabilities and partners' equity                        $ 1,867,585          $ 1,855,776
                                                                   ===========          ===========


                        The accompanying notes are an integral part of these
                            condensed consolidated financial statements.

                                           BRANDYWINE OPERATING PARTNERHSIP, L.P.
                                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited and in thousands, except per unit information)


                                                                                                    THREE-MONTH PERIODS
                                                                                                       ENDED MARCH 31,
                                                                                                 ---------------------------
                                                                                                     2004            2003
                                                                                                 ------------    -----------

REVENUE:
   Rents                                                                                            $ 63,763        $ 63,921
   Tenant reimbursements                                                                               8,060           8,593
   Other                                                                                               2,037           2,727
                                                                                                    --------        --------
     Total revenue                                                                                    73,860          75,241

EXPENSES:
   Property operating expenses                                                                        22,333          21,335
   Real estate taxes                                                                                   6,948           6,560
   Interest                                                                                           12,104          15,306
   Depreciation and amortization                                                                      15,906          14,698
   Administrative expenses                                                                             3,489           3,514
                                                                                                    --------        --------
     Total operating expenses                                                                         60,780          61,413

Income from continuing operations before equity in income of unconsolidated
   Real Estate Ventures and net gain on sales of interests in real estate                             13,080          13,828
Equity in income of unconsolidated Real Estate Ventures                                                  234             158
                                                                                                    --------        --------
Income from continuing operations before gain on sale of interests
   in real estate                                                                                     13,314          13,986
Gain on sale of interests in real estate                                                                   -           1,152
                                                                                                    --------        --------
Income from continuing operations                                                                     13,314          15,138
Discontinued operations:
   Income from discontinued operations                                                                   201             588
   Gains on disposition of discontinued operations                                                       204             561
                                                                                                    --------        --------
Income from discontinued operations                                                                      405           1,149
                                                                                                    --------        --------
Net income                                                                                            13,719          16,287
Income allocated to Preferred Units                                                                   (2,850)         (4,743)
Preferred Unit redemption gain                                                                         4,500               -
                                                                                                    --------        --------
Income allocated to Common Partnership Unitholders                                                  $ 15,369        $ 11,544
                                                                                                    ========        ========

Basic earnings per Common Partnership Unit
     Continuing operations                                                                          $   0.33        $   0.27
     Discontinued operations                                                                            0.01            0.03
                                                                                                    --------        --------
     Total                                                                                          $   0.34        $   0.30
                                                                                                    ========        ========

Diluted earnings per Common Partnership Unit
     Continuing operations                                                                          $   0.32        $   0.27
     Discontinued operations                                                                            0.01            0.03
                                                                                                    --------        --------
     Total                                                                                          $   0.33        $   0.30
                                                                                                    ========        ========

                                    The accompanying notes are an integral part of these
                                        condensed consolidated financial statements.

                                                             F-2

                                      BRANDYWINE OPERATING PARTNERSHIP, L.P.
                                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (unaudited and in thousands)

                                                                                        THREE-MONTH PERIOD ENDED
                                                                                                MARCH 31,
                                                                                       ---------------------------
                                                                                           2004            2003
                                                                                       ----------       ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                          $ 13,719         $ 16,287
      Adjustments to reconcile net income to net cash from
      operating activities:
       Depreciation                                                                        13,987           13,388
       Amortization:
          Deferred financing costs                                                            483              495
          Deferred leasing costs                                                            1,920            1,640
          Deferred compensation costs                                                         553              812
       Straight-line rent                                                                  (1,925)          (1,484)
       Provision for doubtful accounts                                                        430                -
       Net gain on sale of interests in real estate                                          (204)          (1,713)
       Changes in assets and liabilities:
          Accounts receivable                                                                (959)            (807)
          Other assets                                                                      6,982            2,496
          Accounts payable and accrued expenses                                            (5,302)          (3,570)
          Tenant security deposits and deferred rents                                       1,808              609
          Other liabilities                                                                 1,576             (444)
                                                                                         --------         --------
             Net cash from operating activites                                             33,068           27,709

CASH FLOWS FROM INVESTING ACTIVITIES:
     Dispositions of properties                                                             2,012            3,247
     Capital expenditures                                                                 (18,379)          (7,123)
     Investment in unconsolidated Real Estate Ventures                                        (77)             (75)
     Escrowed cash                                                                           (859)          (1,155)
     Cash distributions from unconsolidated Real Estate Ventures
      in excess of equity in income                                                           261                6
     Cash acquired from consolidated variable interest entities                               426                -
     Leasing costs                                                                         (2,026)          (1,501)
                                                                                         --------         --------
             Net cash from investing activities                                           (18,642)          (6,601)

CASH FLOWS FROM FINANCING ACTIVITES:
     Proceeds from notes payable, Credit Facility                                         130,000                -
     Repayments of notes payable, Credit Facility                                        (170,000)         (12,000)
     Repayments of mortgage notes payable                                                 (37,204)          (6,132)
     Debt financing costs                                                                       -              (48)
     Repayment of employee stock loans                                                          1                -
     Proceeds from preferred unit issuance, net                                            55,538                -
     Proceeds from common partnership unit issuance, net                                  121,039                -
     Repurchases of preferred and common partnership units                                (93,835)               -
     Distributions to preferred unit holders                                               (2,531)          (4,743)
     Distributions to common partnership unit holders                                     (18,429)         (16,443)
                                                                                         --------         --------
             Net cash from financing activities                                           (15,421)         (39,366)
                                                                                         --------         --------

Decrease in cash and cash equivalents                                                        (995)         (18,258)
Cash and cash equivalents at beginning of period                                            8,552           26,801
                                                                                         --------         --------
Cash and cash equivalents at end of period                                               $  7,557         $  8,543
                                                                                         ========         ========

                               The accompanying notes are an integral part of these
                                   condensed consolidated financial statements.

                                                        F-3

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2004


1. ORGANIZATION AND NATURE OF OPERATIONS

Brandywine Operating Partnership, L.P. (the "Partnership") is the entity through which Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), a self-administered and self-managed real estate investment trust ("REIT"), conducts its business and owns its assets. The Partnership's activities include acquiring, developing, redeveloping, leasing and managing office and industrial properties. The Company's common shares of beneficial interest are publicly traded on the NYSE under the ticker symbol "BDN".

The Company's ownership interests in the Partnership consist of both general partner and limited partner units ("Units" or "Common Partnership Units"). The Partnership issued these Units to the Company in exchange for contributions to the Partnership of the net proceeds from Brandywine Realty Trust's issuance of its shares of beneficial interest or in connection with awards of shares of beneficial interest by Brandywine Realty Trust to employees and trustees. The number of Units owned by Brandywine Realty Trust, and the entitlements of these Units to receive distributions and payments in liquidation, mirror the outstanding shares of beneficial interest of Brandywine Realty Trust. As of March 31, 2004, Brandywine Realty Trust owned 96.3% of the Partnership's outstanding Units, excluding any preferred mirror Units. The remaining 3.7% is owned by limited partners. Pursuant to its Partnership Agreement, the Partnership reimburses Brandywine Realty Trust for all expenses incurred in its operations. The Partnership owns a 95% interest in Brandywine Realty Services Corporation (the "Management Company"), a taxable REIT subsidiary, which performs management and leasing services for 41 properties owned by third-parties.

As of March 31, 2004, the Partnership owned 207 office properties, 24 industrial facilities and one mixed-use property (collectively, the "Properties") that contained an aggregate of approximately 15.7 million net rentable square feet. The Properties are located in the office and industrial markets in and surrounding Philadelphia, Pennsylvania, New Jersey and Richmond, Virginia. As of March 31, 2004, the Partnership also held economic interests in ten real estate ventures (the "Real Estate Ventures") formed with third parties to develop or own commercial properties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The condensed consolidated financial statements have been prepared by the Partnership without audit except as to the balance sheet as of December 31, 2003, which has been prepared from audited data, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Partnership believes that the included disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting solely of normal recurring matters) necessary to fairly present the financial position of the Partnership as of March 31, 2004, the results of its operations for the three-month period ended March 31, 2004 and 2003, and its cash flows for the three-month period ended March 31, 2004 and 2003 have been included. The results of operations for such interim periods are not necessarily indicative of the results for a full year. For further information, refer to the Partnership's consolidated financial statements for the year ended December 31, 2003 included herein. Certain prior period amounts have been reclassified to conform with the current period presentation.

Principles of Consolidation
The accompanying condensed consolidated financial statements include all accounts of the Partnership, its majority-owned and/or controlled subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue, impairment of long-lived assets, allowance for doubtful accounts and deferred costs.

Operating Properties
Operating properties are carried at historical cost less accumulated depreciation and impairment losses. The cost of operating properties reflects their purchase price or development cost. Costs incurred for the acquisition and renovation of an operating property are capitalized to the Partnership's investment in that property. Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives. Fully-depreciated assets are removed from the accounts.

Depreciation and Amortization
The costs of buildings and improvements are depreciated using the straight-line method based on the following useful lives: buildings and improvements (five to 40 years) and tenant improvements (the shorter of the lease term or the life of the asset).

Construction in Progress
Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and general and administrative expenses that are directly associated with the Partnership's development activities are capitalized until completion of the building shell. Once the building shell of a real estate project is completed, the costs capitalized to construction in progress are transferred to land and buildings. The Partnership capitalized direct construction costs totaling $548,000 for the three-month period ended March 31, 2004, and $468,000 for the three-month period ended March 31, 2003. The Partnership capitalized interest totaling $396,000 for the three-month period ended March 31, 2004 and $343,000 for the three-month period ended March 31, 2003 related to development of certain Properties and land holdings.

Impairment of Long-Lived Assets
In accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144"), Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as real estate investments and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The other assets and liabilities related to assets classified as held-for-sale are presented separately in the consolidated balance sheet.

No impairment losses were recorded for the three-month period ended March 31, 2004 and 2003.

Cash and cash equivalents
Cash and cash equivalents are highly-liquid investments with original maturities of three months or less. The Partnership maintains cash equivalents in financial institutions in excess of insured limits, but believes this risk is mitigated by only investing in or through major financial institutions.

Investments in Unconsolidated Real Estate Ventures
The Partnership currently accounts for its investments in unconsolidated Real Estate Ventures under the equity method of accounting as certain Real Estate Ventures are either not variable interest entities or the Partnership is not considered the primary beneficiary. These investments are recorded initially at cost, as Investments in Real Estate Ventures, and subsequently adjusted for equity in earnings and cash contributions and distributions.

On a periodic basis, management assesses whether there are any indicators that the value of the Partnership's investments in unconsolidated Real Estate Ventures may be impaired. An investment is impaired only if the value of the investment, as estimated by management, is less than the carrying value of the investment. To the extent impairment has occurred, the loss is measured as the excess of the carrying amount of the investment over the value of the investment.

Deferred Costs
Costs incurred in connection with property leasing are capitalized as deferred leasing costs. Deferred leasing costs consist primarily of leasing commissions that are amortized on the straight-line method over the term of the respective lease. Lease terms generally range from one to 15 years. Management re-evaluates the deferred leasing costs for potential impairment as economic and market conditions change. Internal direct leasing costs deferred totaled $1.0 million for the three-month period ended March 31, 2004, and $951,000 for the three-month period ended March 31, 2003.

Costs incurred in obtaining long-term financing are amortized and charged to interest expense over the terms of the related debt agreements. The Partnership uses the straight-line method to amortize its deferred financing costs which approximates the effective interest rate.

Purchase Price Allocation
The Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on fair values. Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Partnership's estimate of the fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancellable term of the lease. Capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancellable terms of the respective leases. Capitalized below-market lease values amortized as an increase of rental income over the remaining non-cancellable terms of the respective leases, including any fixed-rate renewal periods.

The aggregate value of other intangibles acquired is measured based on the difference between (i) the property valued with in-place leases adjusted to market rental rates and (ii) the property valued as if it was vacant. The Partnership estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, include leasing commissions, legal and other related expenses. This intangible asset is amortized to expense over the remaining term of the respective leases. Company estimates of value are made using methods similar to those used by independent appraisers. Factors considered by the Partnership in their analysis include an estimate of the carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Partnership includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from three to twelve months.

The total amount of these other intangible assets is further allocated to tenant relationships and in-place leases based on the Partnership's evaluation of the specific characteristics of each tenant's lease and the Partnership's overall relationship with the respective tenant. Characteristics considered by the Partnership in allocating value to its tenant relationships include the nature and extent of the Partnership's business relationship with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors. The value of tenant relationship intangibles is amortized over the remaining initial lease term and renewals, but in no event longer than the remaining depreciable life of the building. The value of in-place leases is amortized over the remaining non-cancellable term of the respective leases and any fixed-rate renewal periods.

In the event that a tenant terminates its lease, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, would be charged to expense.

Revenue Recognition
Rental revenue is recognized on the straight-line basis from the later of the date of the origination of the lease or the date of acquisition of the facility subject to existing leases. The straight-line basis averages minimum rents over the terms of the leases. The cumulative difference between lease revenue recognized under this method and contractual lease payment terms is recorded as "accrued rent receivable" on the accompanying balance sheets. The straight-line rent adjustment increased revenue by approximately $1.9 million for the three-month period ended March 31, 2004 and approximately $1.5 million for the three-month period ended March 31, 2003. Tenant receivables and accrued rent receivables are carried net of the allowances for doubtful accounts of $4.2 million as of March 31, 2004 and $4.0 million as of December 31, 2003. The allowance is based on management's evaluation of the collectability of receivables, taking into account tenant specific considerations as well as the overall tenant credit portfolio. The leases also typically provide for tenant reimbursement of common area maintenance and other operating expenses. Deferred rental revenue represents rental revenue received from tenants prior to their due dates.


Equity-Based Compensation Plans
The Partnership Agreement provides for the issuance by the Partnership to its general partner, the Company, of a number of Common Partnership Units equal to the number of Common Shares issued by the Company, the net proceeds of which are contributed to the Partnership. When the Company issues Common Shares under its equity-based compensation plan, the Partnership issues to the Company an equal number of Common Partnership Units.

In December 2002, the Financial Accounting Standards Board issued SFAS 148 ("SFAS 148"), Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS 148 amends SFAS 123 ("SFAS 123"), Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily adopts the fair value recognition method of recording stock option expense. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock options on reported net income and earnings per common partnership unit in annual and interim financial statements. The Partnership adopted SFAS 148 on a prospective basis for all equity-based compensation grants issued by the Company subsequent to January 1, 2002.

Prior to 2002, the Partnership accounted for equity based awards issued by the Company under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees and Related Interpretations. The following table illustrates the effect on net income and earnings per common partnership unit if the fair value based method had been applied to all outstanding and unvested awards in each period (in thousands, except per unit amounts):

                                                                                                Three-month period
                                                                                                  ended March 31,
                                                                                             -------------------------
                                                                                                 2004           2003
                                                                                             ----------      ---------

Net income available to common partnership unitholders, as reported                            $15,369         $11,544

Add:  Stock based compensation expense included in reported net income                             553             683
Deduct:  Total stock based compensation expense determined under
     fair value recognition method for all awards                                                 (665)           (796)
                                                                                               -------         -------
Pro forma net income available to common partnership unitholders                               $15,257         $11,431
                                                                                               =======         =======

Earnings per Common Partnership Unit
     Basic - as reported                                                                       $  0.34         $  0.30
                                                                                               =======         =======
     Basic - pro forma                                                                         $  0.33         $  0.30
                                                                                               =======         =======

     Diluted - as reported                                                                     $  0.33         $  0.30
                                                                                               =======         =======
     Diluted - pro forma                                                                       $  0.32         $  0.30
                                                                                               =======         =======

Accounting for Derivative Instruments and Hedging Activities
The Partnership accounts for its derivative instruments and hedging activities under SFAS No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, and its corresponding amendments under SFAS No. 138, Accounting for Certain Derivative Instruments and Hedging Activities - An Amendment of SFAS 133. SFAS 133 requires the Partnership to measure every derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record them in the balance sheet as either an asset or liability. For derivatives designated as fair value hedges, the changes in fair value of both the derivative instrument and the hedged item are recorded in earnings. For derivatives designated as cash flow hedges, the effective portions of changes in the fair value of the derivative are reported in other comprehensive income. Changes in fair value of derivative instruments and ineffective portions of hedges are recognized in earnings in the current period. For the three-month period ended March 31, 2004, the Partnership was not party to any derivative contract designated as a fair value hedge.

The Partnership actively manages its ratio of fixed-to-floating rate debt. To manage its fixed and floating rate debt in a cost-effective manner, the Partnership, from time to time, enters into interest rate swap agreements as cash flow hedges, under which it agrees to exchange various combinations of fixed and/or variable interest rates based on agreed upon notional amounts.

Income Taxes
No federal or state income taxes are payable by the Partnership, and accordingly, no provision for taxes has been made in the accompanying condensed consolidated financial statements. The partners are to include their respective share of the Partnership's profits or losses in their individual tax returns. The Partnership's tax returns and the amount of allocable Partnership profits and losses are subject to examination by federal and state taxing authorities. If such examination results in changes to Partnership profits or losses, then the tax liability of the partners would be changed accordingly.

The Partnership owns a subsidiary REIT that has elected to be taxed as a real estate investment trust under Sections 856-860 of the Internal Revenue Code. In management's opinion, the requirements to maintain this election are being met. The Partnership's REIT subsidiary is subject to a 4% Federal excise tax, if sufficient taxable income is not distributed within prescribed time limits. The excise tax equals 4% of the annual amount, if any, by which the sum of (a) 85% of the subsidiary's ordinary income and (b) 95% of the subsidiary's net capital gain exceeds cash distributions and certain taxes paid by the subsidiary.

Recently Issued Accounting Standards
In January 2003, FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), an interpretation of Accounting Research Bulletin (ARB) 51. FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, variable interest entities ("VIE's"), and how to determine when and which business enterprises should consolidate the VIE. The consolidation provisions of FIN 46 were effective immediately for variable interests in VIE's created after January 31, 2003. In December 2003, FASB revised Interpretation FIN No. 46, which adopted several Financial Statement Positions ("FSP's") and provided transitional guidance for relationships with VIE's that are special purpose entities ("SPEs") versus non-SPE's. The Partnership has no SPE's. The Partnership implemented the revised guidance to previously existing non-SPE relationships as of March 31, 2004. In connection with the full adoption, the Partnership concluded that two previously unconsolidated Real Estate Ventures (Four Tower Bridge Associates and Six Tower Bridge Associates) are VIE's and that the Partnership is the primary beneficiary. As a consequence, effective on March 31, 2004, these investments have been consolidated on the Partnership's balance sheet, with the assets and liabilities of these two Real Estate Ventures reflected as part of the Partnership's financial statements and the joint venture partner's interest reflected as a minority interest. There was no cumulative effect gain or loss upon adoption.

With respect to the Partnership's remaining investments in unconsolidated Real Estate Ventures, the Partnership has concluded that these investments are not VIE's or that the Partnership is not the primary beneficiary based on the terms the arrangements. Accordingly, the Partnership will continue to reflect these arrangements using the equity method. The terms of these arrangements are described in Note 4 and the Partnership's maximum exposure to loss as a result of its involvement with such potential VIE is also described in Note 4.

3. ACQUISITIONS AND DISPOSITIONS OF REAL ESTATE INVESTMENTS

2004
During the three-month period ended March 31, 2004, the Partnership sold one office property containing 37,000 net rentable square feet and one industrial property containing 45,000 net rentable square feet for an aggregate of $6.1 million, realizing a net gain of $.2 million.

2003
During the first quarter of 2003, the Partnership sold three units of one office property containing 28,000 net rentable square feet and one parcel of land containing 3.1 acres for an aggregate of $3.8 million, realizing a net gain of $1.7 million.

4. INVESTMENT IN UNCONSOLIDATED REAL ESTATE VENTURES

As of March 31, 2004, the Partnership had an aggregate investment of approximately $13.3 million in eight unconsolidated Real Estate Ventures (net of returns of investment). The Partnership formed these ventures with unaffiliated third parties to develop office properties or to acquire land in anticipation of possible development of office properties. Seven of the unconsolidated Real Estate Ventures own eight office buildings that contain an aggregate of approximately 1.6 million net rentable square feet and one unconsolidated Real Estate Venture developed a hotel property that contains 137 rooms.

The Partnership accounts for its non-controlling interests in its unconsolidated Real Estate Ventures using the equity method. Non-controlling ownership interests range from 6% to 50%, subject to specified priority allocations in certain of the Real Estate Ventures. The Partnership's investments, initially recorded at cost, are subsequently adjusted for the Partnership's net equity in the Real Estate Ventures' income or loss and cash contributions and distributions.

The following is a summary of the financial position of the unconsolidated Real Estate Ventures as of March 31, 2004 and December 31, 2003 (in thousands):

                                              March 31,         December 31,
                                                2004               2003
                                             ----------         -----------

Net property                                  $ 292,239          $ 322,196
Other assets                                     33,301             29,982
Liabilities                                      26,681             27,900
Debt                                            204,497            231,401
Equity                                           94,363             92,877
Company's share of equity                        13,282             15,853

The following is a summary of results of operations of the unconsolidated Real Estate Ventures for the three-month periods ended March 31, 2004 and 2003 (in thousands):


                                             Three-month period ended March 31,
                                             ----------------------------------
                                                2004                 2003
                                             ----------            ---------
Revenue                                      $ 10,281              $ 6,513
Operating expenses                              4,515                4,198
Interest expense, net                           2,898                1,750
Depreciation and amortization                   2,190                1,212
Net (loss) income                                 678                 (647)
Company's share of income                         234                  158

As of March 31, 2004, the aggregate maturities of non-recourse debt of unconsolidated Real Estate Ventures payable to third-parties was as follows (in thousands):

                          2004                 $ 1,059
                          2005                  45,068
                          2006                   1,349
                          2007                  11,900
                   2008 and thereafter         145,121
                                             ---------
                                             $ 204,497
                                             =========


As of March 31, 2004, the Partnership had guaranteed repayment of approximately $1.2 million of loans for the unconsolidated Real Estate Ventures. The Partnership also provides customary environmental indemnities in connection with construction and permanent financing both for its own account and on behalf of the Real Estate Ventures.

5. INDEBTEDNESS

The Partnership utilizes credit facility borrowings for general business purposes, including the acquisition of properties and the repayment of other debt. The Partnership maintained a $500 million unsecured credit facility (the "Credit Facility") that matures in June 2004. Borrowings under the Credit Facility bore interest at 30-day LIBOR (30-day LIBOR was 1.09% at March 31,
2004) plus 1.4% per annum, with the spread over LIBOR subject to reductions from ..10% to .25% or increases of .25% based on the Partnership's leverage. As of March 31, 2004, the Partnership had $265 million of borrowings and $10.7 million of letters of credit outstanding under the Credit Facility, leaving $224.3 million of unused availability. In May 2004, the Partnership obtained a $450 million unsecured credit facility. The credit facility will mature in May 2007. The Partnership has the option to increase the credit facility to a maximum of $600 million. The credit facility bears interest at LIBOR plus a spread over LIBOR ranging from .65% to 1.35% based on the Partnership's leverage and unsecured debt ratings.

The Partnership also maintains a $100 million term loan. The term loan is unsecured and matures on July 15, 2005, subject to two extensions of one year each upon payment of an extension fee and the absence of any defaults at the time of each extension. There are no scheduled principal payments prior to maturity. The term loan bears interest at a spread over the one, two, three or six month LIBOR that varies between 1.05% and 1.90% per annum (1.65% as of March 31, 2004), based on the Partnership's leverage ratio. The average interest rate on the Partnership's term loan was 2.76% per annum for the three-month period ended March 31, 2004.

As of March 31, 2004, the Partnership had $452.0 million of mortgage notes payable, secured by 89 of the Properties and certain land holdings. Fixed rate mortgages, totaling $427.3 million, require payments of principal and/or interest (or imputed interest) at rates ranging from 6.62% to 9.25% per annum and mature on dates from November 2004 through July 2027. Variable rate mortgages, totaling $24.7 million, require payments of principal and/or interest at rates ranging from 30-day LIBOR plus .76% to 1.75% per annum or 75% of prime (prime rate was 4.00% at March 31, 2004) and mature on dates from March 2007 through July 2027. The weighted-average interest rate on the Partnership's mortgages was 7.33% per annum for the three-month period ended March 31, 2004 and 7.10% per annum for the three-month period ended March 31, 2003.

During the three-month period ended March 31, 2004 and 2003, the Partnership paid interest (net of capitalized interest) totaling $10.9 million in 2004 and $14.7 million in 2003.

6. RISK MANAGEMENT AND USE OF FINANCIAL INSTRUMENTS

Risk Management
In the normal course of its on-going business operations, the Partnership encounters economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Partnership is subject to interest rate risk on its interest-bearing liabilities. Credit risk is the risk of inability or unwillingness of tenants to make contractually required payments. Market risk is the risk of declines in the value of properties due to changes in rental rates, occupancy levels, interest rates or other market factors affecting the valuation of properties held by the Partnership.

Use of Derivative Financial Instruments
The Partnership's use of derivative instruments is limited to the utilization of interest rate agreements or other instruments to manage interest rate risk exposures and not for speculative purposes. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Partnership's operating and financial structure, as well as to hedge specific transactions. The counterparties to these arrangements are major financial institutions with which the Partnership and its affiliates may also have other financial relationships. The Partnership is potentially exposed to credit loss in the event of non-performance by these counterparties. However, because of the high credit ratings of the counterparties, the Partnership does not anticipate that any of the counterparties will fail to meet these obligations as they come due. The Partnership does not hedge credit or property value market risks.

The Partnership formally assesses, both at inception of the hedge and on an on-going basis, whether each derivative is highly-effective in offsetting changes in cash flows of the hedged item. If management determines that a derivative is not highly-effective as a hedge or if a derivative ceases to be a highly-effective hedge, the Partnership will discontinue hedge accounting prospectively.

The following table summarizes the terms and fair values of the Partnership's derivative financial instruments at March 31, 2004 (in thousands).

                                                  NOTIONAL                                             FAIR
       HEDGE PRODUCT            HEDGE TYPE         AMOUNT            STRIKE          MATURITY          VALUE
-----------------------------  -----------        --------           ------          --------         --------
Cap                            Cash flow         $ 28,000            8.700%          7/12/2004        $      -
Swap                           Cash flow          100,000            4.230%          6/29/2004            (988)
Swap                           Cash flow           50,000            4.215%          6/29/2004            (491)
Swap                           Cash flow           25,000            4.215%          6/29/2004            (246)
                                                                                                      --------
                                                                                                      $ (1,725)
                                                                                                      ========

The Partnership has entered into interest rate swap and rate cap agreements designated as cash flow hedges that are designed to reduce the impact of interest rate changes on its variable rate debt. At March 31, 2004, the Partnership had interest rate swap agreements for notional principal amounts aggregating $175 million. The swap agreements effectively fix the 30-day LIBOR interest rate on $100 million of Credit Facility borrowings at 4.230% per annum and on $75 million of Credit Facility borrowings at 4.215% per annum, in each case until June 29, 2004. The weighted-average interest rate on borrowings under the Credit Facility, including the effect of cash flow hedges, was 4.64% per annum for the three-month period ended March 31, 2004 and 4.60% per annum for the three-month period ended March 31, 2003. The interest rate cap agreement effectively limits the interest rate on a mortgage with a notional value of $28 million at 8.7% per annum until July 2004. The notional amount at March 31, 2004 provides an indication of the extent of the Partnership's involvement in these instruments at that time, but does not represent exposure to credit, interest rate or market risks.

As of March 31, 2004, the maximum length of time until which the Partnership was hedging its exposure to the variability in future cash flows was through June 29, 2004. There was no gain or loss reclassified from accumulated other comprehensive loss into earnings during the three- month period ended March 31, 2004 as a result of the discontinuance of a cash flow hedge due to the probability of the original forecasted transaction not occurring.

Over time, the unrealized gains and losses held in Other Comprehensive Income ("OCI") will be reclassified to earnings in the same period(s) in which the hedged items are recognized in earnings. The current balance held in OCI is expected to be reclassified to earnings over the lives of the current hedging instruments, or for realized losses on forecasted debt transactions, over the related term of the debt obligation, as applicable.

Concentration of Credit Risk
Concentrations of credit risk arise when a number of tenants related to the Partnership's investments or rental operations are engaged in similar business activities, or are located in the same geographic region, or have similar economic features that would cause their inability to meet contractual obligations, including those to the Partnership, to be similarly affected. The Partnership regularly monitors its tenant base to assess potential concentrations of credit risk. Management believes the current credit risk portfolio is reasonably well diversified and does not contain any unusual concentration of credit risk. No tenant accounted for 5% or more of the Partnership's rents during the three-month period ended March 31, 2004 and 2003. See Note 10 for geographic segment information.

7. DISCONTINUED OPERATIONS

For the three-month period ended March 31, 2004 and 2003, income from discontinued operations relates to 55 properties containing 2.8 million net rentable square feet that the Partnership sold between January 1, 2002 and March 31, 2004. There were no properties designated as held-for-sale as of March 31, 2004.

The following table summarizes revenue and expense information for the 55 properties sold since January 1, 2002 (in thousands):

                                                                                      Three-month period
                                                                                        ended March 31,
                                                                                    --------------------------
                                                                                     2004              2003
                                                                                    -------           --------
REVENUE:
   Rents                                                                             $ 110            $ 1,704
   Tenant reimbursements                                                               166                190
   Other                                                                                17                 11
                                                                                     -----            -------
     Total revenue                                                                     293              1,905

EXPENSES:
   Property operating expenses                                                          66                712
   Real estate taxes                                                                    25                275
   Depreciation and amortization                                                         1                330
                                                                                     -----            -------
     Total operating expenses                                                           92              1,317

Income from discontinued operations before net gain on sale
   of interests in real estate                                                         201                588
Net gain on sales of interest in real estate                                           204                561
                                                                                     -----            -------
Income from discontinued operations                                                  $ 405            $ 1,149
                                                                                     =====            =======

Discontinued operations have not been segregated in the condensed consolidated statements of cash flows. Therefore, amounts for certain captions will not agree with respective data in the condensed consolidated statements of operations.

8. PARTNERS' EQUITY

The Company is the sole general partner of the Partnership and conducts substantially all its business and owns its assets through the Partnership and as a result does not have any significant assets, liabilities or operations, other than its investment in the Parntership's Units, nor does it have any employees of its own. Pursuant to the Partnership Agreement, the Partnership reimburses the Company for all expenses incurred on behalf of its operations.

The Partnership issues partnership units to the Company in exchange for the contribution of the net proceeds of any equity security issuance by the Company. The number and terms of such partnership units correspond in number and terms to the related equity securities issued by the Company. In addition, the Partnership may also issue separate classes of partnership units. Historically, the Partnership has had the following types of partnership units outstanding (i) Preferred Partnership Units which have been issued to parties other than the Company (ii) Preferred Mirror Partnership Units which have been issued to the Company and (iii) Common Partnership Units which include both interests held by the Company and those held by other limited partners. Each of these interests is described in more detail below.

Preferred Partnership Units
The Partnership issued 1,950,000 Series B Preferred Units for $97.5 million in 1998. The Preferred Units bear a preferred distribution of 7.25% per annum and have a stated value of $50.00 per share. The Preferred Units are convertible into Class A Limited Partnership Units at a conversion price of $28.00. As more fully discussed in the Common Partnership Unit section, the Class A Limited Partnership units are subject to certain redemption rights. Due to these redemption rights, the Series B Preferred Partnership Units limited partnership units have been excluded from partners' equity and reflected at the greater of their liquidation preference or the Class A Limited Partnership redemption value as of the end of the periods presented based on the closing market price of Company's common stock at December 31, 2003, 2002 and 2001, which was $26.77, $21.81 and $21.07 respectively. In February 2004, the Partnership redeemed all of its outstanding Series B Preferred Units for an aggregate price of $93.0 million, together with accrued but unpaid distributions from January 1, 2004. The Series B Preferred Units had an aggregate stated value of $97.5 million and accrued distributions at 7.25% per annum. The Partnership recorded a gain of $4.5 million related to the redemption as an adjustment to net income available to common partnership unitholders.

Preferred Mirror Partnership Units
In exchange for the proceeds received in such offerings by the Company, the Partnership has issued to the Company multiple classes of Preferred Mirror Partnership Units with terms consistent with that of the preferred securities issued by the Company.

On September 28, 1998, the Partnership issued 750,000 Series A Preferred Mirror Units to Brandywine Realty Trust in exchange for its contribution of the net proceeds of its Series A Preferred Shares. The 750,000 Series A Preferred Mirror Units outstanding have an aggregate liquidation preference of $37.5 million, or $50.00 per unit. Cumulative distributions on the Series A Preferred Mirror Units are payable quarterly at an annualized rate of 7.25% of the liquidation preference. In connection with, and at the time of the conversion of all or any Series A Preferred Shares into Common Shares, an equivalent number of Series A Preferred Mirror Units will be converted into Class A Units. In the event that any of the Series A Preferred Shares of Brandywine Realty Trust are redeemed, then an equivalent number of Series A Preferred Mirror Units will be redeemed.

In 1999, the Partnership issued Series C Preferred Mirror Units to the Company in exchange for the net proceeds of $94.8 million from the Company's Series B Preferred Share issuance. As part of the issuance, the Company issued 500,000 Common Share warrants to the holder at an exercise price of $24.00 per share. On December 30, 2003, the Partnership redeemed 3,281,250 Series C Units at $27.50 per share for approximately $90.2 million and converted the remaining 1,093,750 Series C Units into Class A Units. This redemption and conversion occurred concurrently with the Company's redemption and conversion of an equal number of their Series B Preferred Shares. The Partnership incurred a charge as an adjustment in arriving at net income available to Common Partnership units of $20.6 million associated with this redemption and conversion.

On December 30, 2003, the Partnership issued 2,000,000 Series D Preferred Mirror Units to Brandywine Realty Trust in exchange for its contribution of the proceeds of its Series C Preferred Shares. The 2,000,000 Series D Preferred Mirror Units outstanding have an aggregate liquidation preference of $50 million, or $25.00 per unit. Cumulative distributions on the Series D Preferred Mirror Units are payable quarterly at an annualized rate of 7.50% of the liquidation preference. In the event that any of the Series C Preferred Shares of Brandywine Realty Trust are redeemed, which may occur at the option of Brandywine Realty Trust at any time on or after December 30, 2008, then an equivalent number of Series D Preferred Mirror Units will be redeemed.

On February 27, 2004, the Partnership issued 2,300,000 Series E Preferred Mirror Units to Brandywine Realty Trust in exchange for its contribution of the net proceeds of its Series D Preferred Shares. The 2,300,000 Series E Preferred Mirror Units outstanding have an aggregate liquidation preference of $57.5 million, or $25.00 per unit. Cumulative distributions on the Series E Preferred Mirror Units are payable quarterly at an annualized rate of 7.375% of the liquidation preference. In the event that any of the Series D Preferred Shares of Brandywine Realty Trust are redeemed, which may occur at the option of Brandywine Realty Trust at any time on or after February 27, 2009, then an equivalent number of Series E Preferred Mirror Units will be redeemed.

On March 25, 2004, the Partnership declared distributions to holders of its Series A Preferred Units, Series D Preferred Units and Series E Preferred Units, which are currently entitled to a cumulative preferential return of 7.25%, 7.50% and 7.375%, respectively. Distributions paid on April 15, 2004 to holders of Series A Preferred Units, Series D Preferred Units and Series E Preferred Units totaled $.7 million, $.9 million and $.4 million, respectively.

Common Partnership Units (Redeemable and General)
The Partnership has two classes of Common Partnership Units: (i) Class A Limited Partnership Interest which are held by both the Company and outside third parties and (i) General Partnership Interests which are held by the Company. (Collectively, the Class A Limited Partnership Interest and General Partnership Interests are referred to as "Common Partnership Units"). The holders of the Common Partnership Units are entitled to share in cash distributions from, and in profits and losses of, the Partnership, in proportion to their respective percentage interests, subject to preferential distributions on the preferred mirror units and the preferred units.

The Common Partnership Units held by the Company (comprised of both General Partnership Units and Class A Limited Partnership Units) are presented as partners' equity in the consolidated financial statements. The outstanding Class A Limited Partnership Interest held by parties other than the Company are redeemable at the option of the holder for a like number of common shares of the Company, or cash, or a combination thereof, at the election of the Company. Because the form of settlement of these redemption rights are not within the control of the Partnership, these Common Partnership Units have been excluded from partners' equity and are presented as redeemable limited partnership units measured at the potential cash redemption value as of the end of the periods presented based on the closing market price of the Company's common shares at December 31, 2003, 2002 and 2001, which was $26.77, $21.81 and $21.07 respectively. As of March 31, 2004 and December 31, 2003, 1,737,203 Class A Units were outstanding and owned by outside limited partners of the Partnership.

On January 12, 2004, the Partnership issued 2,645,000 Common Partnership Units to the Company in exchange for the contribution of the net proceeds (approximately $69.3 million) from an underwritten public offering of the Company's Common Shares. The Partnership used the proceeds to reduce the outstanding balance under our revolving credit facility.

On March 3, 2004, the Partnership issued 1,840,000 Common Partnership Units to the Company in exchange for the contribution of the net proceeds (approximately $50.8 million) from an underwritten public offering of the Company's Common Shares. The Partnership used the proceeds to reduce the outstanding balance under our revolving credit facility.

On March 25, 2004, the Partnership declared a distribution of $0.44 per Common Partnership Unit, totaling $20.2 million, which was paid on April 15, 2004 to unit holders of record as of April 6, 2004.

9. COMPREHENSIVE INCOME

Comprehensive income represents net income, plus the results of certain non-partners' equity changes not reflected in the Condensed Consolidated Statements of Operations. The components of comprehensive income are as follows (in thousands):

                                                                               Three-month period
                                                                                  Ended March 31,
                                                                            --------------------------
                                                                              2004              2003
                                                                            ---------         --------

  Net income                                                                $ 13,719          $ 16,287
  Other comprehensive income (loss):
   Reclassification adjustment for gains reclassified
     into operations                                                            (233)                -
   Reclassification adjustments for losses reclassified
     into operations                                                           1,378             1,255
   Unrealized derivative loss on cash flow hedges                                (76)             (746)
   Unrealized gain (loss) on available-for-sale securities                      (792)              (32)
                                                                            --------          --------
  Comprehensive income                                                      $ 13,996          $ 16,764
                                                                            ========          ========

10. SEGMENT INFORMATION

The Partnership currently manages its portfolio within three segments: (1) Pennsylvania, (2) New Jersey (including New York in 2003 periods) and (3) Virginia. Corporate is responsible for cash and investment management and certain other general support functions.

Segment information for the three-month period ended March 31, 2004 and 2003 is as follows (in thousands):

                                                 Pennsylvania        New Jersey        Virginia         Corporate        Total
                                                 ------------        ----------       ---------         ---------     -----------
As of March 31, 2004:
Real estate investments, at cost
   Operating properties                           $ 1,183,546        $ 509,322        $ 214,968           $   -       $ 1,907,836
   Construction-in-progress                            42,243            5,001            1,056               -            48,300
   Land held for development                           35,199           13,969            8,918               -            58,086

As of December 31, 2003: Real estate
   investments, at cost:
   Operating properties                           $ 1,146,350        $ 508,906        $ 214,488           $   -       $ 1,869,744
   Construction-in-progress                            25,162            4,043              582               -            29,787
   Land held for development                           38,723           15,352            9,840               -            63,915
Assets held for sale, at cost                                            3,649            1,668               -             5,317

For three months ended March 31, 2004:
Total revenue                                     $    43,100         $ 23,636        $   6,662           $ 462       $    73,860
Property operating expenses
   and real estate taxes                               16,992            9,548            2,741               -            29,281
                                                  -----------         --------        ---------           -----       -----------
Net operating income                              $    26,108         $ 14,088        $   3,921           $ 462       $    44,579
                                                  ===========         ========        =========           =====       ===========

For three months ended March 31, 2003:
Total revenue                                     $    45,662         $ 22,253        $   6,833           $ 493       $    75,241
Property operating expenses
   and real estate taxes                               16,538            8,785            2,572               -            27,895
                                                  -----------         --------        ---------           -----       -----------
Net operating income                              $    29,124         $ 13,468        $   4,261           $ 493       $    47,346
                                                  ===========         ========        =========           =====       ===========

Net operating income is defined as total revenue less property operating expenses and real estate taxes. Below is a reconciliation of consolidated net operating income to consolidated income from continuing operations (in thousands):

                                                                          Three-month period
                                                                             ended March 31,
                                                                       --------------------------
                                                                          2004             2003
                                                                       ---------         --------

Consolidated net operating income                                       $ 44,579         $ 47,346
Less:
      Interest expense                                                    12,104           15,306
      Depreciation and amortization                                       15,906           14,698
      Administrative expenses                                              3,489            3,514
Plus:
      Equity in income of real estate ventures                               234              158
      Net gains on sales of interests in real estate                           -            1,152
                                                                        --------         --------
Consolidated income from continuing operations                          $ 13,314         $ 15,138
                                                                        ========         ========

11. EARNINGS PER COMMON PARTNERSHIP UNIT:

The following table details the number of Common Partnership Units and net income used to calculate basic and diluted earnings per Common Partnership Unit (in thousands, except units and per unit amounts):

                                                                                  Three-month period ended March 31,
                                                                ------------------------------------------------------------------
                                                                            2004                                         2003
                                                                ---------------------------            ---------------------------
                                                                   Basic          Diluted                Basic           Diluted
                                                                ----------       ----------            ----------       ----------
Income from continuing operations                               $   13,314       $   13,314            $   15,138       $   15,138
Income from discontinued operations                                    405              405                 1,149            1,149
Preferred unit redemption gain                                       4,500            4,500                     -                -
Income allocated to Preferred Units                                 (2,850)          (2,850)               (4,743)          (4,743)
                                                                ----------       ----------            ----------      -----------
                                                                    15,369           15,369                11,544           11,544
Preferred Unit discount amortization                                     -                -                  (369)            (369)
                                                                ----------       ----------            ----------      -----------
Net income available Common Partnership Unitholders             $   15,369       $   15,369            $   11,175       $   11,175
                                                                ==========       ==========            ==========       ==========
Weighted-average common partnership units outstanding           45,774,045       45,774,045            37,087,578       37,087,578
Options and warrants                                                     -          287,208                     -           69,740
                                                                ----------       ----------            ----------      -----------
Total weighted-average common partnership units outstanding     45,774,045       46,061,253            37,087,578       37,157,318
                                                                ==========       ==========            ==========       ==========

Earnings per Common Partnership Unit:
     Continuing operations                                      $     0.33       $     0.32            $     0.27       $     0.27
     Discontinued operations                                          0.01             0.01                  0.03             0.03
                                                                ----------       ----------            ----------      -----------
     Total                                                      $     0.34       $     0.33            $     0.30       $     0.30
                                                                ==========       ==========            ==========       ==========

Potentially dilutive securities (including those Preferred Mirror Units and Preferred Units that are convertible) totaling 1,289,053 for the three-month period ended March 31, 2004 and 9,967,723 for the three-month period ended March 31, 2003 were excluded from the earnings per unit computations above as their effect would have been antidilutive. All of the Series C Preferred Mirror Units were redeemed, or were converted into Partnership Units, in December 2003 and are no longer outstanding. All of the Series B Preferred Units were redeemed by the Partnership in February 2004 and are no longer outstanding.

12. CONDENSED CONSOLIDATING INFORMATION:

On July 1, 2004, the Company and the Partnership filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission to register: (i) common shares of beneficial interest, preferred shares of beneficial interest, depositary shares and warrants of the Company;
(ii) debt securities of the Partnership ("Debt Securities"); and (iii) full and unconditional guaranties of the Debt Securities by the Company and certain wholly-owned subsidiaries of the Partnership (the "Subsidiary Guarantors"). The Partnership has other subsidiaries ("Non-Guarantor Subsidiaries") that are not Subsidiary Guarantors.

The following summarizes the condensed consolidating financial information for the Partnership as of March 31, 2004 and December 31, 2003 and for each of the three-month periods ended March 31, 2004 and 2003:


                                                    CONSOLIDATING BALANCE SHEET
                                                          MARCH 31, 2004
                                                            (in 000's)


                                                        The            Guarantor    Non-Guarantor   Consolidation
                                                   Partnership        Subsidiaries  Subsidiaries    Eliminations     Consolidated
                                                   -----------        -----------   -------------   -------------    ------------
ASSETS
Total Real estate investments, net                 $   920,454         $ 361,079      $ 446,007      $        -      $ 1,727,540
Cash and cash equivalents                                7,557                 -              -               -            7,557
Escrowed cash                                            6,666               802          8,032               -           15,500
Accounts receivable, net                                19,481             8,350          7,074               -           34,905
Marketable securities                                      377                 -              -               -              377
Investment in real estate ventures, at equity           13,282                 -              -               -           13,282
Investments in Subsidiaries, at equity                 637,843                 -              -        (637,843)               -
Deferred costs, net                                     21,574             2,118          3,817               -           27,509
Other assets                                            21,109            19,422            384               -           40,915
                                                   -----------         ---------      ---------      ----------      -----------
     Total assets                                  $ 1,648,343         $ 391,771      $ 465,314      $ (637,843)     $ 1,867,585
                                                   ===========         =========      =========      ==========      ===========

LIABILITIES AND PARTNERS' EQUITY
Mortgage notes payable                             $   239,807         $  14,080      $ 198,162      $        -      $   452,049
Borrowings under Credit Facility                       265,000                 -              -               -          265,000
Unsecured term loan                                    100,000                 -              -               -          100,000
Accounts payable and accrued expenses                   20,188             1,777          2,693               -           24,658
Distributions payable                                   23,014                 -              -               -           23,014
Tenant security deposits and deferred rents             15,487               819          1,634               -           17,940
Other liabilities                                        5,226                 -             77               -            5,303
                                                   -----------         ---------      ---------      ----------      -----------
     Total liabilities                                 668,722            16,676        202,566               -          887,964

Redeemable limited partnership units                    53,072                 -              -               -           53,072
Total partners' equity                                 926,549           375,095        262,748        (637,843)         926,549
                                                   -----------         ---------      ---------      ----------      -----------
     Total liabilities and partners' equity        $ 1,648,343         $ 391,771      $ 465,314      $ (637,843)     $ 1,867,585
                                                   ===========         =========      =========      ==========      ===========

                                                  CONSOLIDATING BALANCE SHEET
                                                       DECEMBER 31, 2003
                                                          (IN 000'S)


                                                        The          Guarantor     Non-Guarantor  Consolidation
                                                    Partnership     Subsidiaries    Subsidiaries   Eliminations   Consolidated
                                                    -----------     -----------    -------------  -------------   ------------
ASSETS
Total Real estate investments, net                  $   899,695      $ 348,578        $ 447,082     $        -    $ 1,695,355
Cash and cash equivalents                                 8,552              -                -              -          8,552
Escrowed cash                                             5,906            806            7,676              -         14,388
Accounts receivable, net                                 16,166          8,467            7,225              -         31,858
Marketable securities                                    12,052              -                -              -         12,052
Assets held for sale                                          -          1,668            3,649              -          5,317
Investment in real estate ventures, at equity            15,853              -                -              -         15,853
Investments in Subsidiaries, at equity                  627,895              -                -       (627,895)             -
Deferred costs, net                                      21,168          2,185            3,916              -         27,269
Other assets                                             25,249         18,350            1,533              -         45,132
                                                    -----------      ---------        ---------     ----------    -----------
     Total assets                                   $ 1,632,536      $ 380,054        $ 471,081     $ (627,895)   $ 1,855,776
                                                    ===========      =========        =========     ==========    ===========

LIABILITIES AND PARTNERS' EQUITY
Mortgage notes payable                              $   249,433      $  14,251        $ 198,975     $        -    $   462,659
Borrowings under Credit Facility                        305,000              -                -              -        305,000
Unsecured term loan                                     100,000              -                -              -        100,000
Accounts payable and accrued expenses                    25,579          1,763            2,948              -         30,290
Distributions payable                                    20,947              -                -              -         20,947
Tenant security deposits and deferred rents              10,954          1,584            3,585              -         16,123
Other liabilities                                        16,332              -               81              -         16,413
Liabilities related to assets held for sale                   -             32               20              -             52
                                                    -----------      ---------        ---------     ----------    -----------
     Total liabilities                                  728,245         17,630          205,609              -        951,484

7.25% Series B Preferred Units                           97,500              -                -              -         97,500
Redeemable limited partnership units                     46,505              -                -              -         46,505
Total partners' equity                                  760,286        362,424          265,472       (627,895)       760,287
                                                    -----------      ---------        ---------     ----------    -----------
     Total liabilities and partners' equity         $ 1,632,536      $ 380,054        $ 471,081     $ (627,895)   $ 1,855,776
                                                    ===========      =========        =========     ==========    ===========


                                               CONSOLIDATING STATEMENT OF OPERATIONS
                                              THREE MONTH PERIOD ENDED MARCH 31, 2004
                                                            (IN 000'S)

                                                         THE          GUARANTOR     NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------   -------------     -------------  ------------
REVENUE:
   Rents                                              $   36,280       $  12,561       $  14,922       $       -       $ 63,763
   Tenant reimbursements                                   3,780           2,616           1,664               -          8,060
   Other                                                   7,341             465             771          (6,540)         2,037
                                                      ----------       ---------       ---------       ---------       --------
     Total revenue                                        47,401          15,642          17,357          (6,540)        73,860

OPERATING EXPENSES:
   Property operating expenses                            18,012           5,471           5,390          (6,540)        22,333
   Real estate taxes                                       3,847           1,549           1,552               -          6,948
   Interest                                                8,437             240           3,427               -         12,104
   Depreciation and amortization                           9,066           2,864           3,976               -         15,906
   Administrative expenses                                 2,795               -             694               -          3,489
                                                      ----------       ---------       ---------       ---------       --------
     Total operating expenses                             42,157          10,124          15,039          (6,540)        60,780
                                                      ----------       ---------       ---------       ---------       --------

Income from continuing operations before
   equity in income of real estate ventures
   and equity in income of subsidiaries                    5,244           5,518           2,318               -         13,080

Equity in income of real estate ventures                     234               -               -               -            234
Equity in income of subsidiaries                           8,229               -               -          (8,229)             -
                                                      ----------       ---------       ---------       ---------       --------
Income from continuing operations                         13,707           5,518           2,318          (8,229)        13,314

Discontinued operations:
   Income from discontinued operations                        12              23             166               -            201
   Net Gain on Disposition                                     -             382            (178)              -            204
                                                      ----------       ---------       ---------       ---------       --------
Income from discontinued operations                           12             405             (12)              -            405
                                                      ----------       ---------       ---------       ---------       --------

Net income                                            $   13,719       $   5,923       $   2,306       $  (8,229)      $ 13,719
                                                      ==========       =========       =========       =========       ========

                                               CONSOLIDATING STATEMENT OF CASH FLOWS
                                              THREE MONTH PERIOD ENDED MARCH 31, 2004
                                                            (IN 000'S)

                                                         THE           GUARANTOR    NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------    -------------   ------------   ------------
Cash flows from operating activities                  $   20,403       $   6,783       $   2,165       $   3,717       $ 33,068
Cash flows from investing activities                      (8,904)        (13,359)          3,621               -        (18,642)
Cash flows from financing activities                     (12,494)          6,576          (5,786)         (3,717)       (15,421)
                                                      ----------       ---------       ---------       ---------       --------
Increase (decrease) in cash and
   cash equivalents                                         (995)              -               -               -           (995)
Cash and cash equivalents at
   beginning of year                                       8,552               -               -               -          8,552
                                                      ----------       ---------       ---------       ---------       --------
Cash and cash equivalents at
   end of year                                        $    7,557       $       -       $       -       $       -       $  7,557
                                                      ==========       =========       =========       =========       ========

                                               CONSOLIDATING STATEMENT OF OPERATIONS
                                              THREE MONTH PERIOD ENDED MARCH 31, 2003
                                                            (IN 000'S)


                                                         THE          GUARANTOR      NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS  CONSOLIDATED
                                                     -----------     ------------    -------------     ------------  ------------
REVENUE:
   Rents                                              $   37,023       $  12,199       $  14,699       $       -       $ 63,921
   Tenant reimbursements                                   4,505           2,539           1,549               -          8,593
   Other                                                   8,097             457             713          (6,540)         2,727
                                                      ----------       ---------       ---------       ---------       --------
     Total revenue                                        49,625          15,195          16,961          (6,540)        75,241

OPERATING EXPENSES:
   Property operating expenses                            17,258           5,102           5,515          (6,540)        21,335
   Real estate taxes                                       3,748           1,402           1,410               -          6,560
   Interest                                               11,548             292           3,466               -         15,306
   Depreciation and amortization                           8,332           2,596           3,770               -         14,698
   Administrative expenses                                 3,014               -             500               -          3,514
                                                      ----------       ---------       ---------       ---------       --------
     Total operating expenses                             43,900           9,392          14,661          (6,540)        61,413
                                                      ----------       ---------       ---------       ---------       --------

Income from continuing operations before equity in
  income of real estate ventures, equity in income
  of subsidiaries and net gains on sales of
  real estate                                              5,725           5,803           2,300               -         13,828

Equity in income of real estate ventures                     158               -               -               -            158
Equity in income of subsidiaries                           8,355               -               -          (8,355)             -
Net gains on sales of interests in real estate             1,152               -               -               -          1,152
                                                      ----------       ---------       ---------       ---------       --------
Income from continuing operations                         15,390           5,803           2,300          (8,355)        15,138

Discontinued operations:
   Income from discontinued operations                       336              14             238               -            588
   Net Gain on Disposition                                   561               -               -               -            561
                                                      ----------       ---------       ---------       ---------       --------
Income from discontinued operations                          897              14             238               -          1,149
                                                      ----------       ---------       ---------       ---------       --------

Net income                                            $   16,287       $   5,817       $   2,538       $  (8,355)      $ 16,287
                                                      ==========       =========       =========       =========       ========

                                               CONSOLIDATING STATEMENT OF CASH FLOWS
                                              THREE MONTH PERIOD ENDED MARCH 31, 2003
                                                            (IN 000'S)

                                                         THE           GUARANTOR    NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------    -------------   ------------   ------------
Cash flows from operating activities                  $   20,066       $   7,503       $   5,920       $  (5,780)      $ 27,709
Cash flows from investing activities                      (2,097)         (2,339)         (2,165)              -         (6,601)
Cash flows from financing activities                     (36,227)         (5,164)         (3,755)          5,780        (39,366)
                                                      ----------       ---------       ---------       ---------       --------
Increase (decrease) in cash and
   cash equivalents                                      (18,258)              -               -               -        (18,258)
Cash and cash equivalents at
   beginning of year                                      26,801               -               -               -         26,801
                                                      ----------       ---------       ---------       ---------       --------
Cash and cash equivalents at
   end of year                                        $    8,543       $       -       $       -       $       -       $  8,543
                                                      ==========       =========       =========       =========       ========

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Brandywine Operating Partnership, L.P.:

In our opinion, the consolidated financial statements listed in the index appearing under Item 7 present fairly, in all material respects, the consolidated financial position of Brandywine Operating Partnership, L.P. and its subsidiaries (the "Partnership") at December 31, 2003 and 2002, and the results of their operations, cash flows, and other comprehensive income for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the consolidated financial statements schedules listed in the index appearing under Item 7, present fairly, in all material respects information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 18, 2004

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.
                           CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT NUMBER OF UNITS)

                                                                            DECEMBER 31,
                                                                 -------------------------------
                                                                    2003                2002
                                                                 -----------         -----------
ASSETS
Real estate investments:
   Operating properties                                          $ 1,869,744         $ 1,890,009
   Accumulated depreciation                                         (268,091)           (245,230)
                                                                 -----------         -----------
                                                                   1,601,653           1,644,779
   Construction-in-progress                                           29,787              41,986
   Land held for development                                          63,915              59,216
                                                                 -----------         -----------
                                                                   1,695,355           1,745,981

Cash and cash equivalents                                              8,552              26,801
Escrowed cash                                                         14,388              16,318
Accounts receivable, net                                               5,206               3,657
Accrued rent receivable, net                                          26,652              28,333
Marketable securities                                                 12,052              11,872
Assets held for sale                                                   5,317               7,666
Investment in real estate ventures, at equity                         15,853              14,842
Deferred costs, net                                                   27,269              29,271
Other assets                                                          45,132              34,547
                                                                 -----------         -----------

   Total assets                                                  $ 1,855,776         $ 1,919,288
                                                                 ===========         ===========

LIABILITIES AND PARTNERS' EQUITY
Mortgage notes payable                                             $ 462,659           $ 597,729
Borrowings under Credit Facility                                     305,000             307,000
Unsecured term loan                                                  100,000             100,000
Accounts payable and accrued expenses                                 30,290              27,576
Distributions payable                                                 20,947              21,186
Tenant security deposits and deferred rents                           16,123              22,276
Other liabilities                                                     16,413              23,059
Liabilities related to assets held for sale                               52                  20
                                                                 -----------         -----------
   Total liabilities                                                 951,484           1,098,846

Commitments and Contingencies

7.25% Series B Preferred Units, 1,950,000 issued and                  97,500              97,500
   outstanding in 2003
Redeemable limited partnership units at redemption value;
   1,737,203 and 1,787,436 issued and outstanding                     46,505              38,984
Partners' Equity
   7.25% Series A Mirror Preferred Units; 750,000 issued
      and outstanding                                                 37,500              37,500
   8.75% Series C Mirror Preferred Units; 4,375,000
      issued and outstanding in 2002                                       -              98,035
   7.50% Series D Mirror Preferred Units; 2,000,000
      issued and oustanding in 2003                                   47,912                   -
   General Partnership Capital, 41,040,710 and
      35,226,315 units issued and outstanding                        677,033             554,825
   Accumulated other comprehensive income                             (2,158)             (6,402)
                                                                 -----------         -----------
          Total partners' equity                                     760,287             683,958
                                                                 -----------         -----------

   Total liabilities and partners' equity                        $ 1,855,776         $ 1,919,288
                                                                 ===========         ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER UNIT INFORMATION)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------------------------
                                                                                 2003                2002                   2001
                                                                              ---------            ---------              ---------
REVENUE:
   Rents                                                                      $ 256,945            $ 248,075              $ 228,149
   Tenant reimbursements                                                         37,755               33,263                 31,993
   Other                                                                         10,959                9,702                 10,346
                                                                              ---------            ---------              ---------
     Total revenue                                                              305,659              291,040                270,488

OPERATING EXPENSES:
   Property operating expenses                                                   80,817               74,967                 70,604
   Real estate taxes                                                             27,919               25,196                 22,435
   Interest                                                                      57,835               63,522                 67,496
   Depreciation and amortization                                                 60,592               56,431                 67,224
   Administrative expenses                                                       14,464               14,804                 15,177
   Non-recurring charges                                                              -                    -                  6,600
                                                                              ---------            ---------              ---------
     Total operating expenses                                                   241,627              234,920                249,536
                                                                              ---------            ---------              ---------

Income from continuing operations before equity in income of
   real estate ventures and net gains on sales of interests in real estate       64,032               56,120                 20,952
Equity in income of real estate ventures                                             52                  987                  2,768
                                                                              ---------            ---------              ---------
Income from continuing operations before net gains on sales of
   interests in real estate                                                      64,084               57,107                 23,720
Net gains on sales of interests in real estate                                   20,537                    -                  4,524
                                                                              ---------            ---------              ---------
Income from continuing operations                                                84,621               57,107                 28,244
Discontinued operations:
   Income from discontinued operations                                            2,156                7,467                 14,100
   Net gain on disposition of discontinued operations                             9,690                8,562                      -
                                                                              ---------            ---------              ---------
Income from discontinued operations                                              11,846               16,029                 14,100
                                                                              ---------            ---------              ---------
Net income                                                                       96,467               73,136                 42,344
Income allocated to Preferred Units                                             (18,975)             (18,975)               (18,975)
Preferred Unit redemption/conversion charge                                     (20,598)                   -                      -
                                                                              ---------            ---------              ---------
Income allocated to common partnership unitholders                            $  56,894            $  54,161              $  23,369
                                                                              =========            =========              =========

Basic earnings per Common Partnership Unit
     Continuing operations                                                    $    1.12            $    0.98              $    0.21
     Discontinued operations                                                       0.31                 0.43                   0.37
                                                                              ---------            ---------              ---------
     Total                                                                    $    1.43            $    1.41              $    0.58
                                                                              =========            =========              =========

Diluted earnings per Common Partnership Unit:
     Continuing operations                                                    $    1.12            $    0.97              $    0.21
     Discontinued operations                                                       0.31                 0.43                   0.37
                                                                              ---------            ---------              ---------
     Total                                                                    $    1.43            $    1.40              $    0.58
                                                                              =========            =========              =========

        The accompanying notes are an integral part of these consolidated financial statements.

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                       --------------------------------------
                                                                                          2003           2002          2001
                                                                                       ---------       --------      --------
Net Income                                                                             $  96,467       $ 73,136      $ 42,344

   Other comprehensive income:
     Cumulative effect of adopting SFAS No. 133                                                -              -        (1,300)
     Unrealized gain (loss) on derivative financial instruments                           (1,117)        (7,954)       (6,620)
     Reclassification of unrealized (gains) losses on derivative financial
           instruments to operations                                                       5,311          5,406         3,249
     Unrealized gain (loss) on available-for-sale securities                                  50            733         1,815
                                                                                       ---------       --------      --------
   Total other comprehensive income                                                        4,244         (1,815)       (2,856)
                                                                                       ---------       --------      --------
Total Comprehensive Income                                                             $ 100,711       $ 71,321      $ 39,488
                                                                                       =========       ========      ========

        The accompanying notes are an integral part of these consolidated financial statements.

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.
                   CONSOLIDATED STATEMENT OF PARTNERS' EQUITY
                          (IN THOUSANDS, EXCEPT UNITS)

                                                      SERIES A PREFERRED           SERIES C PREFERRED          SERIES D PREFERRED
                                                         MIRROR UNITS                  MIRROR UNITS               MIRROR UNITS
                                                     --------------------       -------------------------    -----------------------
                                                      UNITS       AMOUNT           UNITS          AMOUNT       UNITS         AMOUNT
                                                     -------     --------       ----------       --------    ---------      --------
BALANCE, JANUARY 1, 2001                             750,000     $ 37,500        4,375,000       $ 95,083            -      $      -
  Net income                                               -            -                -              -            -             -
  Net income allocable to redeemable partnership
    units                                                  -            -                -              -            -             -
  Other comprehensive income                               -            -                -              -            -             -
  Vesting of restricted units                              -            -                -              -            -             -
  Repurchase of general partnership units                  -            -                -              -            -             -
  Employee stock loans used to purchase stock of
    Brandywine Realty Trust                                -            -                -              -            -             -
  Repayment of employee stock loans                        -            -                -              -            -             -
  Accretion of preferred unit discount                     -            -                -          1,476            -             -
  Exercise of warrants/options to purchase general
    partnership units                                      -            -                -              -            -             -
  Adjustment of redeemable partnership units to
    liquidation value at period end                        -            -                -              -            -             -
  Distributions to Preferred Mirror Units                  -            -                -              -            -             -
  Distributions to Preferred Units                         -            -                -              -            -             -
  Distributions to general partnership unit holder         -            -                -              -            -             -
                                                     -------     --------       ----------       --------    ---------      --------
BALANCE, DECEMBER 31, 2001                           750,000       37,500        4,375,000         96,559            -             -
  Net income                                               -            -                -              -            -             -
  Net income allocable to redeemable partnership
    units                                                  -            -                -              -            -             -
  Other comprehensive income                               -            -                -              -            -             -
  Vesting of restricted units                              -            -                -              -            -             -
  Repurchase of general partnership units                  -            -                -              -            -             -
  Repayment of employee stock loans                        -            -                -              -            -             -
  Accretion of preferred unit discount                     -            -                -          1,476            -             -
  Amortization of stock options                            -            -                -              -            -             -
  Exercise of warrants/options to purchase general
    partnership units                                      -            -                -              -            -             -
  Adjustment of redeemable partnership units to
    liquidation value at period end                        -            -                -              -            -             -
  Distributions to Preferred Mirror Units                  -            -                -              -            -             -
  Distributions to Preferred Units                         -            -                -              -            -             -
  Distributions to general partnership unit holder         -            -                -              -            -             -
                                                     -------     --------       ----------       --------    ---------      --------
BALANCE, DECEMBER 31, 2002                           750,000       37,500        4,375,000         98,035            -             -
  Net income                                               -            -                -              -            -             -
  Net income allocable to redeemable partnership
    units                                                  -            -                -              -            -             -
  Other comprehensive income:                              -            -                -              -            -             -
  Vesting of restricted units                              -            -                -              -            -             -
  Issuance of Series D Mirror Preferred Units              -            -                -              -    2,000,000        47,912
  Redemption of Series C Mirror Preferred units            -            -       (3,281,250)       (74,491)           -             -
  Conversion of Series C Mirror  Preferred units
    to common shares                                       -            -       (1,093,750)       (25,020)           -             -
  Issuance of general partnership units                    -            -                -              -            -             -
  Conversion of redeemable partnership units to
    common shares                                          -            -                -              -            -             -
  Repayment of employee stock loans                        -            -                -              -            -             -
  Accretion of preferred unit discount                     -            -                -          1,476            -             -
  Amortization of stock options                            -            -                -              -            -             -
  Adjustment of redeemable partnership units to
    liquidation value at period end                        -            -                -              -            -             -
  Distributions to Preferred Mirror Units                  -            -                -              -            -             -
  Distributions to Preferred Units                         -            -                -              -            -             -
  Distributions to general partnership unit holder         -            -                -              -            -             -
                                                     -------     --------       ----------       --------    ---------      --------
BALANCE, DECEMBER 31, 2003                           750,000     $ 37,500                -       $      -    2,000,000      $ 47,912
                                                     =======     ========       ==========       ========    =========      ========


                                                                                                     ACCUMULATED
                                                                   GENERAL PARTNER CAPITAL             OTHER          TOTAL
                                                                ----------------------------        COMPREHENSIVE    PARTNER'S
                                                                  UNITS              AMOUNT            INCOME         EQUITY
                                                                ----------         ---------        -------------    ---------
BALANCE, JANUARY 1, 2001                                        35,681,314         $ 624,179          $ (1,731)      $ 755,031
  Net income                                                             -            42,344                 -          42,344
  Net income allocable to redeemable partnership
    units                                                                -            (1,553)                -          (1,553)
  Other comprehensive income                                             -                 -            (2,856)         (2,856)
  Vesting of restricted units                                      175,411             3,985                 -           3,985
  Repurchase of general partnership units                         (373,713)           (7,294)                -          (7,294)
  Employee stock loans used to purchase stock of
    Brandywine Realty Trust                                         71,276                 -                 -               -
  Repayment of employee stock loans                                      -             2,524                 -           2,524
  Accretion of preferred unit discount                                   -            (1,476)                -               -
  Exercise of warrants/options to purchase general
    partnership units                                               86,647              (524)                -            (524)
  Adjustment of redeemable partnership units to
    liquidation value at period end                                      -            (2,918)                -          (2,918)
  Distributions to Preferred Mirror Units                                -           (11,906)                -         (11,906)
  Distributions to Preferred Units                                       -            (7,069)                -          (7,069)
  Distributions to general partnership unit holder                       -           (61,662)                -         (61,662)
                                                                ----------         ---------          --------       ---------
BALANCE, DECEMBER 31, 2001                                      35,640,935           578,630            (4,587)        708,102
  Net income                                                             -            73,136                 -          73,136
  Net income allocable to redeemable partnership
    units                                                                -            (3,083)                -          (3,083)
  Other comprehensive income                                             -                 -            (1,815)         (1,815)
  Vesting of restricted units                                       76,454             1,896                 -           1,896
  Repurchase of general partnership units                         (491,074)          (11,053)                -         (11,053)
  Repayment of employee stock loans                                      -             1,658                 -           1,658
  Accretion of preferred unit discount                                   -            (1,476)                -               -
  Amortization of stock options                                          -                43                 -              43
  Exercise of warrants/options to purchase general
    partnership units                                                    -              (578)                -            (578)
  Adjustment of redeemable partnership units to
    liquidation value at period end                                      -            (2,431)                -          (2,431)
  Distributions to Preferred Mirror Units                                -           (11,906)                -         (11,906)
  Distributions to Preferred Units                                       -            (7,069)                -          (7,069)
  Distributions to general partnership unit holder                       -           (62,942)                -         (62,942)
                                                                ----------         ---------          --------       ---------
BALANCE, DECEMBER 31, 2002                                      35,226,315           554,825            (6,402)        683,958
  Net income                                                             -            96,467                            96,467
  Net income allocable to redeemable partnership
    units                                                                -            (3,589)                -          (3,589)
  Other comprehensive income:                                            -                 -             4,244           4,244
  Vesting of restricted units                                       82,912             1,768                 -           1,768
  Issuance of Series D Mirror Preferred Units                            -                 -                 -          47,912
  Redemption of Series C Mirror Preferred units                          -           (16,959)                -         (91,450)
  Conversion of Series C Mirror  Preferred units
    to common shares                                             1,093,750            25,020                 -               -
  Issuance of general partnership units                          4,587,500           110,982                 -         110,982
  Conversion of redeemable partnership units to
    common shares                                                   50,233             1,206                 -           1,206
  Repayment of employee stock loans                                      -             2,509                 -           2,509
  Accretion of preferred unit discount                                   -            (1,476)                -               -
  Amortization of stock options                                          -               104                 -             104
  Adjustment of redeemable partnership units to
    liquidation value at period end                                      -            (8,216)                -          (8,216)
  Distributions to Preferred Mirror Units                                -           (11,906)                -         (11,906)
  Distributions to Preferred Units                                       -            (7,069)                -          (7,069)
  Distributions to general partnership unit holder                       -           (66,633)                -         (66,633)
                                                                ----------         ---------          --------       ---------
BALANCE, DECEMBER 31, 2003                                      41,040,710         $ 677,033          $ (2,158)      $ 760,287
                                                                ==========         =========          ========       =========

       The accompanying notes are an integral part of these consolidated financial statements.

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                       ------------------------------------------------
                                                                         2003                2002                2001
                                                                       --------            --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                        $ 96,467            $ 73,136            $ 42,344
     Adjustments to reconcile net income to net cash from
          operating activities:
               Depreciation                                              54,353              52,944              73,031
               Amortization:
                    Deferred financing costs                              2,304               1,795               3,790
                    Deferred leasing costs                                7,032               5,820               5,158
                    Deferred compensation costs                           2,869               3,182               3,711
               Straight-line rental income                               (5,917)             (5,930)             (6,206)
               Provision for doubtful accounts                              189                 894               2,867
               Net gain on sales of interests in real estate            (30,227)             (8,562)             (4,524)
               Non-recurring charge                                           -                   -               6,600
               Impairment loss on assets held-for-sale                        -                 665                   -
               Changes in assets and liabilities:
                    Accounts receivable                                  (1,462)              2,582                (212)
                    Other assets                                         (4,232)             11,029              17,464
                    Accounts payable and accrued expenses                 1,911              (6,040)              4,367
                    Tenant security deposits and deferred rents          (2,432)               (521)              5,058
                    Other liabilities                                    (2,062)             (2,158)             (1,332)
                                                                       --------            --------            --------
               Net cash from operating activities                       118,793             128,836             152,116
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of properties                                          (67,490)            (25,146)            (40,413)
     Sales of properties, net                                            87,461              78,019              31,335
     Capital expenditures                                               (50,885)            (38,787)           (107,405)
     Investment in real estate ventures                                    (521)               (446)             (2,495)
     Increase in escrowed cash                                            1,930               2,553              (1,016)
     Cash distributions from real estate ventures in excess of income     3,258               1,969               5,492
     Leasing costs                                                       (7,821)            (13,124)             (9,234)
                                                                       --------            --------            --------
               Net cash from investing activities                       (34,068)              5,038            (123,736)

CASH FLOWS FROM FINANCING ACTIVITES:
     Proceeds from notes payable, Credit Facility                       220,000              15,000              91,000
     Repayment of notes payable, Credit Facility                       (222,000)           (102,325)            (35,000)
     Proceeds from Term Loan                                                  -             100,000                   -
     Proceeds from mortgage notes payable                                     -              20,186             135,165
     Repayment of mortgage notes payable                                (82,131)            (48,646)           (127,876)
     Debt financing costs                                                  (112)               (658)             (5,557)
     Repayments on employee stock loans                                   2,509               1,658               2,524
     Proceeds from common partnership unit issuances, net               110,982                   -                   -
     Proceeds from preferred unit issuances, net                         48,125                   -                   -
     Redemption of Preferred Units                                      (91,422)                  -                   -
     Repurchases of common partnership units                                  -             (20,165)             (8,019)
     Distributions paid to preferred unit holders                       (21,271)            (18,975)            (18,975)
     Distributions to common partnership unit holders                   (67,654)            (66,607)            (64,223)
                                                                       --------            --------            --------
               Net cash from financing activities                      (102,974)           (120,532)            (30,961)
                                                                       --------            --------            --------

(Decrease) increase in cash and cash equivalents                        (18,249)             13,342              (2,581)
Cash and cash equivalents at beginning of year                           26,801              13,459              16,040
                                                                       --------            --------            --------
Cash and cash equivalents at end of year                               $  8,552            $ 26,801            $ 13,459
                                                                       ========            ========            ========

Supplemental disclosure:
     Cash paid for interest, net of capitalized interest               $ 52,645            $ 61,814            $ 74,736
                                                                       ========            ========            ========

        The accompanying notes are an integral part of these consolidated financial statements.

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001


1. ORGANIZATION AND NATURE OF OPERATIONS

Brandywine Operating Partnership, L.P. (the "Partnership") is the entity through which Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), a self-administered and self-managed real estate investment trust ("REIT"), conducts its business and owns its assets. The Partnership's activities include acquiring, developing, redeveloping, leasing and managing office and industrial properties. The Company's Common Shares are publicly traded on the NYSE under the ticker symbol BDN.

The Company's ownership interests in the Partnership consists of both general partner and limited partner units (collectively "Common Partnership Units"). The Partnership issued these Units to the Company in exchange for contributions of the Partnership of the net proceeds from Brandywine Realty Trust's issuance of its shares of beneficial interest or in connection with awards of shares of beneficial interest by Brandywine Realty Trust to employees and trustees. The number of Units owned by Brandywine Realty Trust, and the entitlements of these Units to receive distributions and payments in liquidation, mirror the outstanding shares of beneficial interest of Brandywine Realty Trust. As of December 31, 2003, Brandywine Realty Trust owned 95.8% of the Partnerships outstanding units, excluding any preferred mirror units. The remaining 4.2% is owned by limited partners. Pursuant to our Partnership Agreement, we reimburse Brandywine Realty Trust for all expenses incurred on behalf of its operations and its employees. The Partnership owns a 95% interest in Brandywine Realty Services Corporation (the "Management Company"), a taxable REIT subsidiary, which performs management and leasing services for 41 properties owned by third-parties.

As of December 31, 2003, the Partnership owned 208 office properties, 25 industrial facilities and one mixed-use property (collectively, the "Properties") that contained an aggregate of approximately 15.7 million net rentable square feet. The Properties are located in the office and industrial markets in and surrounding Philadelphia, Pennsylvania, New Jersey and Richmond, Virginia. As of December 31, 2003, the Partnership also held economic interests in ten unconsolidated real estate ventures (the "Real Estate Ventures") formed with third parties to develop or own commercial properties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The accompanying consolidated financial statements include all accounts of the Partnership, its majority-owned and/or controlled subsidiaries, which includes the Management Company (consolidated subsequent to January 1, 2001, see below). All intercompany accounts and transactions have been eliminated in consolidation.

Management Company
The Management Company, a taxable REIT subsidiary, provides management, leasing, construction, development, redevelopment and other real estate related services for the Partnership's properties and for third parties. Prior to December 31, 2000, the Partnership owned 100% of the Management Company's non-voting preferred stock and 5% of its voting common stock and accounted for its investment using the equity method. Effective January 1, 2001, the Partnership converted its non-voting interest in the Management Company to a voting interest. As a result, the Partnership owns 95% of the Management Company's equity, has voting control and, therefore, has consolidated the Management Company since January 1, 2001.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue, impairment of long-lived assets, allowance for doubtful accounts and deferred costs.

Operating Properties
Operating properties are carried at historical cost less accumulated depreciation and impairment losses. The cost of operating properties reflects their purchase price or development cost. Costs incurred for the acquisition and renovation of an operating property are capitalized to the Partnership's investment in that property. Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives. Fully-depreciated assets are removed from the accounts.

Purchase Price Allocation
The Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on fair values. Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Partnership's estimate of the fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancellable term of the lease. Capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancellable terms of the respective leases. Capitalized below-market lease values amortized as an increase of rental income over the remaining non-cancellable terms of the respective leases, including any fixed-rate renewal periods.

The aggregate value of other intangibles acquired is measured based on the difference between (i) the property valued with in-place leases adjusted to market rental rates and (ii) the property valued as if it was vacant. The Partnership estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, include leasing commissions, legal and other related expenses. This intangible asset is amortized to expense over the remaining term of the respective leases. Company estimates of value are made using methods similar to those used by independent appraisers. Factors considered by the Partnership in their analysis include an estimate of the carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Partnership includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from three to twelve months.

The total amount of these other intangible assets is further allocated to tenant relationships and in-place leases based on the Partnership's evaluation of the specific characteristics of each tenant's lease and the Partnership's overall relationship with the respective tenant. Characteristics considered by the Partnership in allocating value to its tenant relationships include the nature and extent of the Partnership's business relationship with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors. The value of tenant relationship intangibles is amortized over the remaining initial lease term and renewals, but in no event longer than the remaining depreciable life of the building. The value of in-place leases is amortized over the remaining non-cancellable term of the respective leases and any fixed-rate renewal periods.

 In the event that a tenant terminates its lease, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, would be charged to expense.

As of December 31, 2003 and 2002, intangible assets and acquired lease liabilities consist of the following:

                                                                                                    As of December 31,
                                                                                                 -----------------------
                                                                                                  2003            2002
                                                                                                 -------         -------
                                                                                                  (amounts in thousands)
Intangible assets (included in Other Assets and Other Liabilities):
    Acquired lease asset, net of accumulated amortization of $345 and $99, respectively          $ 1,866         $   607
    Value of In-Place leases, net of accumulated amortization of $564 and $256, respectively       3,533             959
    Value of tenant relationships, net of accumulated amortization of $84 in 2003                  2,033               -
                                                                                                 -------         -------
      Net intangible assets                                                                      $ 7,432         $ 1,566
                                                                                                 =======         =======

Acquired lease liability, net of accumulated amortization of $869 and $558, respectively         $ 1,305         $ 1,547
                                                                                                 =======         =======

Depreciation and Amortization
The costs of buildings and improvements are depreciated using the straight-line method based on the following useful lives: buildings and improvements (five to 40 years) and tenant improvements (the shorter of the lease term or the life of the asset).

Effective January 1, 2002, the Partnership changed the estimated useful lives of various buildings from 25 to 40 years. This change resulted in an increase of net income of $19.0 million or $.53 per share for the year ended December 31, 2002. Management determined the longer period to be a better estimate of the useful lives of the buildings.

Construction in Progress
Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and general and administrative expenses that are directly associated with the Partnership's development activities are capitalized until completion of the building shell. Once the building shell of a real estate project is completed, the costs capitalized to construction in progress are transferred to land and buildings. Direct construction costs totaling $1.7 million in 2003, $2.2 million in 2002 and $2.7 million in 2001 and interest totaling $1.5 million in 2003, $2.9 million in 2002 and $5.2 million in 2001 were capitalized related to development of certain Properties and land holdings.

Impairment of Long-Lived Assets
Statement of Financial Accounting Standard No. 144 ("SFAS 144"), Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets as held-for-sale, broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Partnership adopted SFAS 144 on January 1, 2002.

In accordance with SFAS 144, long-lived assets, such as real estate investments and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The other assets and liabilities related to assets classified as held-for-sale are presented separately in the consolidated balance sheet. For the year ended December 31, 2002, the Partnership recorded an impairment charge associated with an asset held-for-sale (See Note 9). The Partnership recorded no impairment losses for the years ended December 31, 2003 and 2001.

Cash and Cash Equivalents
Cash and cash equivalents are highly-liquid investments with original maturities of three months or less. The Partnership maintains cash equivalents in financial institutions in excess of insured limits, but believes this risk is mitigated by only investing in or through major financial institutions.

Escrowed Cash
Restricted cash consists of cash held as collateral to provide credit enhancement for the Partnership's mortgage debt, cash for property taxes, capital expenditures and tenant improvements.

Accounts Receivable
Leases with tenants are accounted for as operating leases. Minimum annual rentals under tenant leases are recognized on a straight-line basis over the term of the related lease. Accrued rent receivable represents the amount that straight-line rental income exceeds rents currently due under the lease agreements. Included in current tenant receivables are tenant reimbursements which are comprised of amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses that are recognized as revenue in the period in which the related expenses are incurred. As of December 31, 2003 and 2002, no tenant represents more than 10% of accounts receivable.

Tenant receivables and accrued rent receivables are carried net of the allowances for doubtful accounts of $1.5 million and $2.5 million in 2003 and $2.3 million and $2.3 million in 2002. Management's determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, individual receivables and current economic conditions.

Marketable Securities
The Partnership accounts for its investments in equity securities according to the provisions of SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, which requires securities classified as "available-for-sale" to be stated at fair value. Adjustments to fair value of available-for-sale securities are recorded as a component of other comprehensive income (loss). A decline in the market value of equity securities below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established.

As of December 31, 2003, the Partnership had no material exposure to market risk (including foreign currency exchange risk, commodity price risk or equity price risk).

Investments in Unconsolidated Real Estate Ventures
The Partnership accounts for its investments in unconsolidated Real Estate Ventures under the equity method of accounting as the Partnership exercises significant influence, but does not control these entities under the provisions of the entities' governing agreements. These investments are recorded initially at cost, as Investments in Real Estate Ventures, and subsequently adjusted for equity in earnings and cash contributions and distributions.

On a periodic basis, management assesses whether there are any indicators that the value of the Partnership's investments in unconsolidated Real Estate Ventures may be impaired. An investment is impaired only if management's estimate of the value of the investment is less than the carrying value of the investment. To the extent impairment has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the value of the investment. During the year ended December 31, 2003, the Partnership recorded an impairment charge associated with an investment in a non-operating Real Estate Venture (see Note 5).

Deferred Costs
Costs incurred in connection with property leasing are capitalized as deferred leasing costs. Deferred leasing costs consist primarily of leasing commissions that are amortized on the straight-line method over the life of the respective lease which generally ranges from one to 15 years. Management re-evaluates the remaining useful lives of leasing costs as economic and market conditions change. Internal direct leasing costs deferred totaled $3.9 million in 2003, $3.6 million in 2002 and $3.1 million in 2001.

Costs incurred in connection with debt financing are capitalized as deferred financing costs and charged to interest expense over the terms of the related debt agreements. Deferred financing costs consist primarily of loan fees which are amortized over the related loan term. Total accumulated amortization related to these costs was $5.0 million and $3.5 million as of December 31, 2003 and 2002.

Other Assets
As of December 31, 2003, other assets included a direct financing lease of $16.1 million, intangible assets related to property acquisitions of $6.2 million, prepaid real estate taxes of $5.4 million, deposits on properties to be purchased in 2004 totaling $5.1 million, cash surrender value of life insurance of $3.7 million, furniture, fixtures and equipment of $2.1 million and $6.5 million of other assets. As of December 31, 2002, other assets included a direct financing lease of $16.0 million, prepaid real estate taxes of $5.6 million, promissory notes of $4.0 million, furniture, fixtures and equipment of $2.1 million and $6.8 million of other assets.

Fair Value of Financial Instruments
Carrying amounts reported in the balance sheet for cash, accounts receivable, other assets, accounts payable and accrued expenses, and borrowings under the Credit Facility approximate fair value. Accordingly, these items have been excluded from the fair value disclosures.

Revenue Recognition
Rental revenue is recognized on the straight-line basis from the later of the date of the origination of the lease or the date of acquisition of the facility subject to existing leases, which averages minimum rents over the terms of the leases. The cumulative difference between lease revenue recognized under this method and contractual lease payment terms is recorded as "accrued rent receivable" on the accompanying balance sheets. The straight-line rent adjustment increased revenue by approximately $5.9 million in 2003, $5.9 million in 2002 and $6.2 million in 2001. The leases also typically provide for tenant reimbursement of common area maintenance and other operating expenses. Deferred rental revenue represents rental revenue received from tenants prior to their due dates.

No tenant represented greater than 10% of the Partnership's rental revenue in 2003, 2002 or 2001.

Income Taxes
No federal or state income taxes are payable by the Partnership, and accordingly, no provision for taxes has been made in the accompanying condensed consolidated financial statements. The partners are to include their respective share of the Partnership's profits or losses in their individual tax returns. The Partnership's tax returns and the amount of allocable Partnership profits and losses are subject to examination by federal and state taxing authorities. If such examination results in changes to Partnership profits or losses, then the tax liability of the partners would be changed accordingly.

The Partnership owns a REIT that has elected to be taxed as a real estate investment trust under Sections 856-860 of the Internal Revenue Code. In management's opinion, the requirements to maintain this election are being met. Our REIT subsidiary is subject to a 4% Federal excise tax, if sufficient taxable income is not distributed within prescribed time limits. The excise tax equals 4% of the annual amount, if any, by which the sum of (a) 85% of the subsidiary's ordinary income and (b) 95% of the subsidiary's net capital gain exceeds cash distributions and certain taxes paid by the subsidiary.

The aggregate cost basis, net of depreciation, for federal income tax purposes of the Partnership's Properties was $1.4 billion and $1.3 billion as of December 31, 2003 and 2002, respectively.

The Management Company is subject to federal and state income taxes. There was no provision required for income taxes in 2003, 2002, or 2001.

Earnings Per Common Partnership Unit
Basic earnings per Common Partnership Unit is calculated by dividing net income available to Common Parnternship Unitholders by the weighted-average number of common partnership units outstanding during the period. Diluted earnings per Common Partnership Unit includes the effect of the common partnership unit equivalents outstanding during the period.

Equity-Based Compensation Plans
The Partnership Agreement provides for the issuance by the Partnership to its general partner, the Company, of a number of Common Partnership Units equal to the number of Common Shares issued by the Company, the net proceeds of which are contributed to the Partnership. When the Company issues Common Shares under its equity-based compensation plan, the Partnership issues to the Company an equal number of Common Partnership Units.

In December 2002, the Financial Accounting Standards Board issued SFAS 148 ("SFAS 148"), Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS 148 amends SFAS 123 ("SFAS 123"), Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily adopts the fair value recognition method of recording stock option expense. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock options on reported net income and earnings per share in annual and interim financial statements. The Partnership adopted SFAS 148 on a prospective basis for all equity based awards issued by the Company subsequent to January 1, 2002.

Prior to 2002, the Partnership accounted for equity based awards issued by the Company under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees and Related Interpretations. The following table illustrates the effect on net income and earnings per Common Partnership Unit if the fair value based method had been applied to all outstanding and unvested awards in each period (in thousands, except per unit amounts):

                                                                                          Year ended December 31,
                                                                                --------------------------------------------
                                                                                  2003              2002              2001
                                                                                --------          --------          --------
Net income available to Common Partnership Unitholders, as reported             $ 56,894          $ 54,161          $ 23,369

Add:  Stock based compensation expense included in reported net income             2,740             2,553             2,828
Deduct:  Total stock based compensation expense determined under
     fair value recognition method for all awards                                 (3,191)           (3,231)           (3,506)
                                                                                --------          --------          --------
Pro forma net income available to Common Partnership Unitholders                $ 56,443          $ 53,483          $ 22,691
                                                                                ========          ========          ========

Earnings per Common Partnership Unit
     Basic - as reported                                                        $   1.43          $   1.41          $   0.58
                                                                                ========          ========          ========
     Basic - pro forma                                                          $   1.41          $   1.39          $   0.56
                                                                                ========          ========          ========

     Diluted - as reported                                                      $   1.43          $   1.40          $   0.58
                                                                                ========          ========          ========
     Diluted - pro forma                                                        $   1.41          $   1.38          $   0.56
                                                                                ========          ========          ========

Comprehensive Income
Comprehensive income or loss is recorded in accordance with the provisions of SFAS 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income includes unrealized gains and losses on available-for-sale securities and the effective portions of changes in the fair value of derivatives.

Accounting for Derivative Instruments and Hedging Activities
The Partnership accounts for its derivative instruments and hedging activities under SFAS No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, and its corresponding amendments under SFAS No. 138, Accounting for Certain Derivative Instruments and Hedging Activities - An Amendment of SFAS 133. SFAS 133 requires the Partnership to measure every derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record them in the balance sheet as either an asset or liability. For derivatives designated as fair value hedges, the changes in fair value of both the derivative instrument and the hedged item are recorded in earnings. For derivatives designated as cash flow hedges, the effective portions of changes in the fair value of the derivative are reported in other comprehensive income. Changes in fair value of derivative instruments and ineffective portions of hedges are recognized in earnings in the current period. For the year ended December 31, 2003, the Partnership was not party to any derivative contract designated as a fair value hedge.

The Partnership actively manages its ratio of fixed-to-floating rate debt. To manage its fixed and floating rate debt in a cost-effective manner, the Partnership, from time to time, enters into interest rate swap agreements as cash flow hedges, under which it agrees to exchange various combinations of fixed and/or variable interest rates based on agreed upon notional amounts. See
Note 7.

New Pronouncements
As of January 1, 2003, the Partnership adopted SFAS No. 145 ("SFAS 145"), Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. In adopting SFAS 145, the Partnership has reclassified an extraordinary item recorded during 2001 relating to the write-off of $1.1 million of unamortized deferred financing costs as interest expense.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," an interpretation of ARB 51. FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights (a "variable interest entity" or "VIE"), and how to determine when and which business enterprise should consolidate a VIE. This new models for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial interest from other parties. The provisions of this interpretation apply to the first fiscal year or interim period ending after December 15, 2003.

The Partnership was originally required to implement the consolidation guidance established in Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, immediately for new or modified transactions and by July 1, 2003 for the Variable Interest Entities ("VIEs") with which the Partnership became involved prior to February 1, 2003. However, in October 2003 and December 2003, the FASB deferred application of FIN 46 twice from July 1, 2003 to December 31, 2003, and then to March 31, 2004 for VIEs entered into prior to February 1, 2003. The Partnership is in process of determining whether it will need to consolidate previously unconsolidated VIEs or to deconsolidate previously consolidated VIEs. Based upon its relationships with such entities, the Partnership believes that the implementation of the consolidation guidance will not have a material effect on the Partnership's consolidated financial position.

In May 2003, the FASB issued SFAS No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 generally applies to instruments that are mandatorily redeemable, that represent obligations that will be settled with a variable number of the Partnership's shares, or that represent an obligation to purchase a fixed number of the Partnership's shares. For instruments within its scope, the statement requires classification as a liability with initial measurement at fair value. Subsequent measurement depends upon the certainty of the terms of the settlement (amount, timing) and whether the obligation will be settled by a transfer of assets or by issuance of a variable number of equity shares. SFAS 150 is applicable now for instruments issued since SFAS 150 was issued, and as of July 1, 2003, for instruments that predate SFAS 150's issuance. On November 7, 2003, the FASB issued Financial Statement Position 150-3 which among other things deferred indefinitely certain portions of SFAS 150 affecting the accounting for minority interests representing non-controlling interests in finite life entities. The adoption of SFAS 150, as modified, did not have a significant effect at adoption nor is it expected to have a significant prospective impact on the Partnership's financial position, results of operations or comprehensive income.

Emerging Issue Task Force 00-21 ("EITF 00-21"), Accounting for Revenue Arrangements with Multiple Deliverables, issued during the fourth quarter of 2003, provides guidance on revenue recognition for revenues derived from a single contract that contains multiple products or services. EITF 00-21 also provides additional requirements to determine when these revenues may be recorded separately for accounting purposes. EITF 00-21 did not impact our consolidated financial statements.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. SAB 104 did not impact our consolidated financial statements.

3. REAL ESTATE INVESTMENTS

As of December 31, 2003 and 2002, the carrying value of the Partnership's Properties is as follows:

                                                  December 31,
                                      ----------------------------------
                                         2003                   2002
                                      -----------            -----------
                                             (amounts in thousands)

Land                                  $   342,424            $   353,111
Building and improvements               1,426,925              1,442,819
Tenant improvements                       100,395                 94,079
                                      -----------            -----------
                                      $ 1,869,744            $ 1,890,009
                                      ===========            ===========

4. ACQUISITIONS AND DISPOSITIONS OF REAL ESTATE INVESTMENTS

The Partnership's acquisitions were accounted for by the purchase method. The results of each acquired property are included in the Partnership's results of operations from their respective purchase dates.

2003
During 2003, the Partnership sold eight office properties containing an aggregate of approximately 343,000 net rentable square feet, two industrial properties containing an aggregate of approximately 131,000 net rentable square feet and four parcels of land containing an aggregate of approximately 24.1 acres for an aggregate of $45.6 million. In December 2003, the Partnership sold two office properties containing an aggregate of approximately 633,000 net rentable square feet for an aggregate of $112.8 million, of which $52.9 million of proceeds were used to pay off existing mortgage notes payable secured by the two properties. The Partnership retained a 20% interest in the venture that purchased the properties. The Partnership recognized a gain on the partial sale of approximately $18.5 million for the portion sold and deferred the gain on the piece retained. The gain on sale and historical results for these properties have not been reflected as discontinued operations because of the Partnership's continuing involvement. The Partnership also purchased five office properties containing approximately 360,000 net rentable square feet and one parcel of land containing approximately 10.0 acres for an aggregate of $67.8 million.

2002
During 2002, the Partnership sold 23 office properties containing an aggregate of 1.4 million net rentable square feet, 20 industrial properties containing an aggregate of .9 million net rentable square feet and two parcels of land containing an aggregate of 12.8 acres for an aggregate of $190.8 million, realizing a net gain of $8.6 million before minority interest. The Partnership also purchased seven office properties containing 617,000 net rentable square feet and one parcel of land containing 9.0 acres for an aggregate of $99.1 million.

2001
During 2001, the Partnership sold three office and eight industrial properties, containing 440,000 net rentable square feet, and four parcels of land, containing 15.8 acres, for $31.3 million, realizing a net gain of $4.5 million. Seven of the properties were sold for $21.6 million realizing an aggregate gain of $4.3 million, four of the properties were sold for $7.1 million, realizing an aggregate loss of $.7 million and four land parcels were sold for $2.6 million realizing an aggregate gain of $.9 million. The Partnership also acquired two office properties, containing 146,000 net rentable square feet, and three parcels of land, containing 36.0 acres, for $31.5 million, of which $4.2 million was satisfied with an exchange of property.

In addition to the sales and acquisitions above, the Partnership consummated an exchange of properties with Prentiss Properties Acquisition Partners, L.P. ("Prentiss") during 2001. The Partnership acquired from Prentiss 30 properties (29 office and 1 industrial) containing 1.6 million net rentable square feet and
6.9 acres of developable land for total consideration of $215.2 million. The Partnership conveyed to Prentiss four office properties located in Northern Virginia that contain an aggregate of 657,000 net rentable square feet, assumed $79.7 million of mortgage debt secured by certain of the Prentiss properties, issued a $7.8 million promissory note, paid $15.9 million at closing and agreed to make additional payments totaling $7.0 million (including $5.4 million of payments discounted at 7.5%) over a three-year period subsequent to closing. The Partnership also contributed to Prentiss its interest in a real estate venture that owns two additional office properties that contain an aggregate of 452,000 net rentable square feet and received a combination of preferred and common units of limited partnership interest in Prentiss having a value of $10.7 million, as of the closing. In addition as part of the Prentiss transaction in June 2001, the Partnership purchased a 103,000 square foot building then under construction for $4.2 million and six acres of related developable land for $5.7 million.

5. INVESTMENT IN UNCONSOLIDATED REAL ESTATE VENTURES

As of December 31, 2003, the Partnership had an aggregate investment of approximately $15.9 million in ten Real Estate Ventures (net of returns of investment received by the Partnership). The Partnership formed these ventures with unaffiliated third parties to develop office properties or to acquire land in anticipation of possible development of office properties. Nine of the Real Estate Ventures own ten office buildings that contain an aggregate of approximately 1.8 million net rentable square feet and one Real Estate Venture developed a hotel property that contains 137 rooms.

The Partnership accounts for its non-controlling interests in the Real Estate Ventures using the equity method. Non-controlling ownership interests generally range from 6% to 65%. Ownership percentages represent the Partnership's entitlement to residual distributions after payments of priority returns. The Partnership's investments, initially recorded at cost, are subsequently adjusted for the Partnership's net equity in the ventures' income or loss and cash contributions and distributions.

The Partnership's investment in Real Estate Ventures as of December 31, 2003 is as follows (in thousands):

                                                                                        Company's Share
                                                                       Real Estate      of Real Estate       Current
                                     Ownership        Carrying           Venture            Venture          Interest        Debt
                                    Percentage (1)     Amount         Debt at 100%       Income (Loss)         Rate        Maturity
                                    -------------     --------        ------------      ---------------      --------      ---------
Two Tower Bridge Associates             35%           $ 2,409           $ 10,501             $ 290            6.82%          May-08
Four Tower Bridge Associates            65%             2,454             11,000               (21)           6.62%          Feb-11
Five Tower Bridge Associates            15%                 -             30,600                 -            6.77%          Feb-09
Six Tower Bridge Associates             65%               113             15,683               (46)           7.79%          Aug-12
Eight Tower Bridge Associates            6%             1,147             38,219              (189)           3.34%          Feb-05
Tower Bridge Inn Associates             50%             2,291             11,547              (235)           8.50%          Apr-07
1000 Chesterbrook Boulevard             50%             3,373             27,860               456            6.88%          Nov-11
PJP Building Two, LC                    30%                15              5,738                30            6.12%          Nov-23
PJP Building Five, LC                   25%               238              5,753                94            2.69%          Oct-05
Macquarie                               20%             3,813             74,500                64            4.62%          Jan-09
Florig, LP (2)                          30%                 -                  -              (861)             N/A             N/A
Invesco Partnership, L.P. (3)           35%                 -                  -               470              N/A             N/A
                                                     --------          ---------              ----
                                                     $ 15,853          $ 231,401              $ 52
                                                     ========          =========              ====

(1) Ownership percentage represents the Partnership's entitlement to residual distributions after payments of priority returns.
(2) During 2003, the Partnership recorded an impairment charge of $861,000 associated with this non-operating real estate venture. This amount consisted primarily of legal and acquisition costs related to a parcel of land that ultimately was not acquired.
(3) Company's interest consists solely of a residual profit interest.

The following is a summary of the financial position of the unconsolidated Real Estate Ventures in which the Partnership had investment interests as of December 31, 2003 and 2002 (in thousands):

                                                     December 31,
                                            -----------------------------
                                             2003                   2002
                                            ------                 ------

Net property                              $ 322,196              $ 193,552
Other assets                                 29,982                 20,163
Liabilities                                  27,900                  3,186
Debt                                        231,401                149,129
Equity                                       92,877                 61,400
Company's share of equity                    15,853                 14,842



The following is a summary of results of operations of the unconsolidated Real Estate Ventures in which the Partnership had interests as of December 31, 2003, 2002 and 2001 (in thousands):

                                              Year ended December 31,
                                      ----------------------------------------
                                       2003            2002              2001
                                      ------          ------            ------

Revenue                              $ 29,703        $ 27,219          $ 24,117
Operating expenses                     11,576          10,406             8,237
Interest expense, net                   9,585           9,212             7,495
Depreciation and amortization           8,085           5,531             3,211
Net (loss) income                         457           2,070             5,174
Company's share of income                  52             987             2,768

 As of December 31, 2003, the aggregate principal payments of non-recourse debt payable to third-parties is as follows (in thousands):

                      2004                $  1,644
                      2005                  45,542
                      2006                   1,823
                      2007                  12,411
               2008 and thereafter         169,981
                                         ---------
                                         $ 231,401
                                         =========

As of December 31, 2003, the Partnership had guaranteed repayment of approximately $17.4 million of loans on behalf of the Real Estate Ventures, including a $16.2 million guaranty that terminated in January 2004. The Partnership also provides customary environmental indemnities in connection with construction and permanent financing both for its own account and on behalf of its Real Estate Ventures.

6. INDEBTEDNESS

Credit Facility
The Partnership utilizes credit facility borrowings for general business purposes, including the acquisition of properties and the repayment of other debt. The Partnership maintains a $500 million unsecured credit facility (the "Credit Facility") that matures in June 2004. Borrowings under the Credit Facility bear interest at 30-day LIBOR (LIBOR was 1.12% at December 31, 2003) plus 1.5% per annum, with the spread over LIBOR subject to reductions from .10% to .25% or increases of .25% based on the Partnership's leverage. As of December 31, 2003, the Partnership had $305.0 million of borrowings and $10.7 million of letters of credit outstanding under the Credit Facility, leaving $184.3 million of unused availability. The weighted-average interest rate on the Partnership's unsecured credit facilities was 4.60% in 2003, 5.41% in 2002, and 6.48% in 2001.

Unsecured Term Loan
The Partnership also maintains a $100 million term loan. The term loan is unsecured and matures on July 15, 2005, subject to two extensions of one year each upon payment of an extension fee and the absence of any defaults at the time of each extension. There are no scheduled principal payments prior to maturity. The term loan bears interest at a spread over the one, two, three or six month LIBOR that varies between 1.05% and 1.90% per annum (1.12% as of December 31, 2003), based on the Partnership's leverage ratio. The weighted-average interest rate on the Partnership's term loan was 3.0% in 2003 and 3.0% in 2002.

Mortgage Notes Payable
As of December 31, 2003, the Partnership had $462.7 million of mortgage notes payable, secured by 93 of the Properties and certain land holdings. Fixed rate mortgages, totaling $402.3 million, require payments of principal and/or interest (or imputed interest) at rates ranging from 7.00% to 9.25% per annum and mature on dates from November 2004 through July 2027. Variable rate mortgages, totaling $60.4 million, require payments of principal and/or interest at rates ranging from 30-day LIBOR plus .76% to 1.60% per annum or 75% of prime (prime rate was 4.00% at December 31, 2003) and mature on dates from March 2004 through July 2027. The weighted-average interest rate on the Partnership's mortgages was 7.09% in 2003, 7.27% in 2002, and 7.39% in 2001.

Debt Covenants
The Credit Facility and Term Loan require the maintenance of certain ratios related to minimum net worth, debt-to-total capitalization and fixed charge coverage and various non-financial covenants. As of December 31, 2003, the Partnership was in compliance with all debt covenants. As of December 31, 2003, the carrying value of the Partnership's debt was below fair market value by approximately $85.7 million, as determined by using year-end interest rates and market conditions.

Principal Payments
The following table outlines the timing of payment requirements related to the Partnership's indebtedness as of December 31, 2003:

                                                                PAYMENTS BY PERIOD (IN THOUSANDS)
                                        ----------------------------------------------------------------------------
                                                        LESS THAN                                          MORE THAN
                                          TOTAL           1 YEAR         1-3 YEARS         3-5 YEARS        5 YEARS
                                        ---------        ---------       ---------         ---------       ---------
Mortgage notes payable:
   Fixed rate                           $ 402,321        $  10,277       $  24,759         $ 40,259        $ 327,026
   Variable rate                           24,815              172             407              552           23,684
   Construction loans                      35,523           35,523               -                -                -
                                        ---------        ---------       ---------         ---------       ---------
                                          462,659           45,972          25,166           40,811          350,710

Revolving credit facility                 305,000          305,000               -                -                -
Unsecured debt                            100,000                -         100,000                -                -
                                        ---------        ---------       ---------         ---------       ---------
                                        $ 867,659        $ 350,972       $ 125,166         $ 40,811        $ 350,710
                                        =========        =========       =========         ========        =========

7. RISK MANAGEMENT AND USE OF FINANCIAL INSTRUMENTS

Risk Management
In the normal course of its on-going business operations, the Partnership encounters economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Partnership is subject to interest rate risk on its interest-bearing liabilities. Credit risk is the risk of inability or unwillingness of tenants to make contractually required payments. Market risk is the risk of declines in the value of properties due to changes in rental rates, interest rates or other market factors affecting the valuation of properties held by the Partnership.

Use of Derivative Financial Instruments
The Partnership's use of derivative instruments is limited to the utilization of interest rate agreements or other instruments to manage interest rate risk exposures and not for speculative purposes. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Partnership's operating and financial structure, as well as to hedge specific transactions. The counterparties to these arrangements are major financial institutions with which the Partnership and its affiliates may also have other financial relationships. The Partnership is potentially exposed to credit loss in the event of non-performance by these counterparties. However, because of the high credit ratings of the counterparties, the Partnership does not anticipate that any of the counterparties will fail to meet these obligations as they come due. The Partnership does not hedge credit or property value market risks.

The Partnership formally assesses, both at inception of the hedge and on an on-going basis, whether each derivative is highly-effective in offsetting changes in cash flows of the hedged item. If management determines that a derivative is not highly-effective as a hedge or if a derivative ceases to be a highly-effective hedge, the Partnership will discontinue hedge accounting prospectively.

The following table summarizes the terms and fair values of the Partnership's derivative financial instruments at December 31, 2003 (in thousands).

                                                           NOTIONAL                                                   FAIR
       HEDGE PRODUCT                HEDGE TYPE              AMOUNT              STRIKE           MATURITY        VALUE (LIABILITY)
-----------------------------  --------------------- --------------------- ----------------- ------------------ -------------------
Cap                            Cash flow                   $ 28,000              8.700%          7/12/2004          $      -
Swap                           Cash flow                    100,000              4.230%          6/29/2004            (1,733)
Swap                           Cash flow                     50,000              4.215%          6/29/2004              (863)
Swap                           Cash flow                     25,000              4.215%          6/29/2004              (431)
                                                                                                                    --------
                                                                                                                    $ (3,027)
                                                                                                                    ========

The Partnership has entered into interest rate swap and rate cap agreements designated as cash flow hedges that are designed to reduce the impact of interest rate changes on its variable rate debt. At December 31, 2003, the Partnership had interest rate swap agreements for notional principal amounts aggregating $175 million. The swap agreements effectively fix the 30-day LIBOR interest rate on $100 million of Credit Facility borrowings at 4.230% per annum and on $75 million of Credit Facility borrowings at 4.215% per annum, in each case until June 2004. The weighted-average interest rate on borrowings under the Credit Facility, including the effect of cash flow hedges, was 4.60% in 2003, 5.41% in 2002 and 6.48% in 2001. The interest rate cap agreement effectively limits the interest rate on a mortgage with a notional value of $28 million at 8.7% per annum until July 2004. The notional amount at December 31, 2003 provides an indication of the extent of the Partnership's involvement in these instruments at that time, but does not represent exposure to credit, interest rate or market risks.

As of December 31, 2003, the maximum length of time until which the Partnership was hedging its exposure to the variability in future cash flows was through June 2004. There was no gain or loss reclassified from accumulated other comprehensive loss into earnings during 2003, 2002 and 2001 as a result of the discontinuance of a cash flow hedge due to the probability of the original forecasted transaction not occurring.

Over time, the unrealized gains and losses held in Other Comprehensive Income ("OCI") will be reclassified to earnings in the same period(s) in which the hedged items are recognized in earnings. The current balance held in OCI is expected to be reclassified to earnings over the lives of the current hedging instruments, or for realized losses on forecasted debt transactions, over the related term of the debt obligation, as applicable. The Partnership expects that $3.0 million of net hedging losses will be reclassified into earnings over the next twelve months.

Concentration of Credit Risk
Concentrations of credit risk arise when a number of tenants related to the Partnership's investments or rental operations are engaged in similar business activities, or are located in the same geographic region, or have similar economic features that would cause their inability to meet contractual obligations, including those to the Partnership, to be similarly affected. The Partnership regularly monitors its tenant base to assess potential concentrations of credit risk. Management believes the current credit risk portfolio is reasonably well diversified and does not contain any unusual concentration of credit risk. No tenant accounted for 10% or more of the Partnership's rents during 2003, 2002 and 2001. See Note 11 for geographic segment information.

8. DISCONTINUED OPERATIONS

For the years ended December 31, 2003, 2002 and 2001, income from discontinued operations relates to 53 properties containing approximately 2.7 million net rentable square feet that the Partnership sold between January 1, 2002 and December 31, 2003 and two properties containing approximately 82,000 net rentable square feet that the Partnership has designated as "held-for-sale" as of December 31, 2003. The following table summarizes information for two properties designated as held-for-sale as of December 31, 2003 and December 31, 2002:

                                                       December 31,
                                               ---------------------------
                                                2003                2002
                                               -------             -------
                                                  (amounts in thousands)

Real Estate Investments:
   Operating Properties                        $ 6,143             $ 8,729
   Accumulated depreciation                       (906)             (1,235)
                                               -------             -------
                                                 5,237               7,494
     Construction-in-progress                        -                  55
                                               -------             -------
                                                 5,237               7,549

Accrued rent receivable                             65                  87
Deferred costs, net                                 15                   2
Other assets                                         -                  28
                                               -------             -------
                                               $ 5,317             $ 7,666
                                               =======             =======
Tenant security deposits and deferred rents    $    52             $    20
                                               =======             =======

The following table summarizes revenue and expense information for the 53 properties sold since January 1, 2002 and the two properties designated as held-for-sale as of December 31, 2003 (in thousands):

                                                                               YEAR ENDED DECEMBER 31,
                                                                    --------------------------------------------
                                                                      2003               2002             2001
                                                                    --------           --------         --------
REVENUE:
   Rents                                                            $  5,089           $ 14,566         $ 34,631
   Tenant reimbursements                                                 781              2,144            5,258
   Other                                                                  34                663              448
                                                                    --------           --------         --------
     Total revenue                                                     5,904             17,373           40,337

EXPENSES:
   Property operating expenses                                         2,095              4,665            9,939
   Real estate taxes                                                     860              2,243            5,333
   Depreciation and amortization                                         793              2,333           10,965
   Impairment loss on assets held-for-sale                                 -                665                -
                                                                    --------           --------         --------
     Total operating expenses                                          3,748              9,906           26,237

Income from discontinued operations before net gain on sale
   of interests in real estate and minority interest                   2,156              7,467           14,100
Net gain on sales of interest in real estate                           9,690              8,562                -
                                                                    --------           --------         --------
Income from discontinued operations                                 $ 11,846           $ 16,029         $ 14,100
                                                                    ========           ========         ========

In 2002, the Partnership recorded an impairment charge of $665,000 in its consolidated statements of operations related to one of the assets held-for-sale.

Discontinued operations have not been segregated in the consolidated statements of cash flows. Therefore, amounts for certain captions will not agree with respective data in the Consolidated Statements of Operations.

9. PARTNERS' EQUITY

The Company is the sole general partner of the Partnership and conducts substantially all its business and owns its assets through the Partnership and as a result does not have any significant assets, liabilities or operations, other than its investment in the Partnership's Units, nor does it have any employees of its own. Pursuant to the Partnership Agreement, the Partnership reimburses the Company for all expenses incurred on behalf of its operations and its employees.

The Partnership issues partnership units to the Company in exchange for the contribution of the net proceeds of any equity security issuance by the Company. The number and terms of such partnership units correspond to the number and terms of the equity security issued by the Company. In addition, the Partnership may also issue separate classes of partnership interests. Historically, the Partnership has had the following types of partnership units outstanding (i) Preferred Partnership Units which have been issued to parties other than the Company (ii) Preferred Mirror Partnership Units which have been issued to the Company (ii) Common Partnership Units which include both interest held by the Company and those held by other limited partners. Each these interests are described in more detail below.

Preferred Partnership Units
The Partnership issued 1,950,000 Series B Preferred Units for $97.5 million in 1998. The Preferred Units bear a preferred distribution of 7.25% per annum and have a stated value of $50.00 per share. The Preferred Units are convertible into Class A Limited Partnership Units at a conversion price of $28.00. As more fully discussed in the Common Partnership Unit section, the Class A Limited Partnership units are subject to certain redemption rights. Due to these redemption rights, the Series B Preferred Partnership Units limited partnership units have been excluded from partners' equity and reflected at the greater of their liquidation preference or the Class A Limited Partnership redemption value as of the end of the periods presented based on the closing market price of Company's common stock at December 31,2003, 2002 and 2001, which was $26.77, $21.81 and $21.07 respectively. The Series B Preferred Units were redeemed by the Partnership at a discount subsequent to December 31, 2003 (See Subsequent Event Note 19).

Preferred Mirror Partnership Units
In exchange for the proceeds received in such offerings by the Company, the Partnership has issued to the Company multiple classes of Preferred Mirror Partnership Units with terms consistent with the preferred securities issued by the Company.

On September 28, 1998, the Partnership issued 750,000 Series A Preferred Mirror Units to Brandywine Realty Trust in exchange for its contribution of the net proceeds of its Series A Preferred Shares. The 750,000 Series A Preferred Mirror Units outstanding have an aggregate liquidation preference of $37.5 million, or $50.00 per unit. Cumulative distributions on the Series A Preferred Mirror Units are payable quarterly at an annualized rate of 7.25% of the liquidation preference. In connection with, and at the time of the conversion of all or any Series A Preferred Shares into Common Shares, an equivalent number of Series A Preferred Mirror Units will be converted into Class A Units. In the event that any of the Series A Preferred Shares of Brandywine Realty Trust are redeemed, then an equivalent number of Series A Preferred Mirror Units will be redeemed.

In 1999, the Partnership issued Series C Preferred Mirror Units to the Company in exchange for the net proceeds of $94.8 million from the Company's Series B Preferred Share issuance. As part of the issuance, the Company issued 500,000 Common Share warrants to the holder at an exercise price of $24.00 per share. On December 30, 2003, the Partnership redeemed 3,281,250 Series C Units at $27.50 per share for approximately $90.2 million and converted the remaining 1,093,750 Series C Units into Class A Units. This redemption and conversion occurred subsequent to the Company's redemption and conversion of an equal number of their Series B Preferred Shares. The Partnership incurred a charge for purposes of net income attributed to Common Partnership units of $20.6 million associated with this redemption and conversion.

On December 30, 2003, the Partnership issued 2,000,000 Series D Preferred Mirror Units to Brandywine Realty Trust in exchange for its contribution of the proceeds of its Series C Preferred Shares. The 2,000,000 Series D Preferred Mirror Units outstanding have an aggregate liquidation preference of $50 million, or $25.00 per unit. Cumulative distributions on the Series D Preferred Mirror Units are payable quarterly at an annualized rate of 7.50% of the liquidation preference. In the event that any of the Series C Preferred Shares of Brandywine Realty Trust are redeemed, which may occur at the option of Brandywine Realty Trust at any time on or after December 30, 2008, then an equivalent number of Series D Preferred Mirror Units will be redeemed.

Common Partnership Units (Redeemable and General)
The Partnership has two classes of Common Partnership Units: (i) Class A Limited Partnership Interest which are held by both the Company and outside third parties and (i) General Partnership Interests which are held by the Company. (Collectively, the Class A Limited Partnership Interest and General Partnership Interests are referred to as "Common Partnership Units"). The holders of the Common Partnership Units are entitled to share in cash distributions from, and in profits and losses of, the Partnership, in proportion to their respective percentage interests, subject to preferential distributions on the preferred mirror units and the preferred units.

The Common Partnership Units held by the Company (comprised of both General Partnership Units and Class A Limited Partnership Units) are presented as partners' equity in the consolidated financial statements. The outstanding Class A Limited Partnership Interest which are held by parties other than the Company are redeemable at the option of the holder for a like number of common shares of of the Company, or cash, or a combination thereof, at the election of the Company. Because the form of settlement of these redemption rights are not within the control of the Partnership, these Common Partnership Units have been excluded from partners' equity and are presented as redeemable limited partnership units measured at the potential cash redemption value as of the end of the periods presented based on the closing market price of the Company's common shares at December 31, 2003, 2002 and 2001, which was $26.77, $21.81 and $21.07 respectively. As of December 31, 2003 and 2002, 1,737,203 and 1,787,436
Class A Units were outstanding and owned by outside limited partners of the Partnership. Any adjustments to their liquidation value from period to period is presented as a separate line item in the statement of partners' equity for the period presented.

At December 31, 2003, 362,321 unvested restricted shares of the Company were held by employees of the Partnership. The restricted shares are amortized over their respective vesting periods of three to eight years from dates of the original award. Included in administrative expenses, the Partnership recorded compensation expense of $2.6 million in 2003, $2.5 million in 2002 and $2.8 million in 2001 related to these shares.

Share/Unit Redemption Program
The Board of Trustees of the Company approved a share repurchase program authorizing it to repurchase up to 4,000,000 of its outstanding Common Shares. Through December 31, 2003, the Company had repurchased 3.2 million of its Common Shares at an average price of $17.75 per share. Concurrent with share repurchases by the Company, the Partnership has repurchased 3.2 million of Partnership Units from the Company at an average price of $17.75 per unit. Under the share repurchase program, the Company has the authority to repurchase an additional 762,000 shares, and, in exchange for the funds required to repurchase these shares, the Partnership will repurchase an equivalent number of Common Partnership Units from the Company. No time limit has been placed on the duration of the share repurchase program.

10. EQUITY BASED COMPENSATION AND EMPLOYEE BENEFITS

The Partnership Agreement provides for the issuance by the Partnership to its general partner, the Company, of a number of Common Partnership Units equal to the number of Common Shares issued by the Company, the net proceeds of which are contributed to the Partnership. When the Company issues Common Shares under its equity-based compensation plan, the Partnership issues to the Company an equal number of Common Partnership Units.

The Company maintains a plan that authorizes the issuance of various equity-based awards including incentive stock options. The terms and conditions of option awards are determined by the Board of Trustees of the Company. Incentive stock options may not be granted at exercise prices less than fair value of the stock at the time of grant. Options granted by the Company generally vest over two to five years. All options awarded by the Company to date are non-qualified stock options. As of December 31, 2003, the Company is authorized to issue five million equity-based awards of which 1.3 million shares remain available for future issuance under the plan.

The following table summarizes option activity for the three years ended December 31, 2003:

                                            Number      Weighted-
                                          of Shares      Average        Grant Price Range
                                            Under        Exercise    ------------------------
                                            Option        Price         From          To
                                         -------------  -----------  ------------ -----------
Balance at January 1, 2001                 2,623,714     $ 26.36       $ 6.21      $ 29.04

   Exercised                                 (83,333)      19.50        19.50        19.50
   Canceled                                  (61,582)      27.53        25.25        29.04
                                           ---------
Balance at December 31, 2001               2,478,799       26.56         6.21        29.04

   Granted                                   100,000       19.50        19.50        19.50
   Exercised                                 (55,000)      19.50        19.50        19.50
   Canceled                                 (151,172)      22.22        19.50        29.04
                                           ---------
Balance at December 31, 2002 and 2003      2,372,627       26.70         6.21        29.04
                                           =========

The following table summarizes stock options outstanding as of December 31, 2003:

                                      Weighted-
                                       Average      Weighted-                Weighted-
       Range of         Number of     Remaining      Average     Number of    Average
       Exercise          Options     Contractual    Exercise     Options     Exercise
        Prices         Outstanding       Life         Price     Exercisable    Price
      ----------       -----------   -----------    ---------   -----------  ---------
   $6.21 to $14.31           46,667    .6 years      $ 12.00       46,667     $ 12.00
        $19.50              100,000      1.6           19.50       33,330       19.50
   $24.00 to $29.04       2,225,960      4.1           27.33    2,225,960       27.33
   $6.21 to $29.04        2,372,627      3.9           26.70    2,305,957       26.91

Based on the Black-Scholes option pricing model, the estimated weighted-average fair value of stock options granted was $2.51 in 2002. Assumptions made in determining estimates of fair value include: risk-free interest rate of 2.7% in 2002, a volatility factor of .280 in 2002, a dividend yield of 8.4% in 2002, and a weighted-average life expectancy of 3 years in 2002.

Effective January 1, 2002, the Partnership voluntarily adopted the fair value recognition provisions of SFAS 123, prospectively for all employee share based awards granted, modified, or settled by the Company after January 1, 2002 (see
Note 2). Accordingly, the Partnership recorded compensation expense of $104,000 in 2003 and $43,000 in 2002. This compensation expense relates to the Company's grant of 100,000 stock options during 2002.

The Company sponsors a 401(k) defined contribution plan for the Partnership's employees. Each employee may contribute up to 100% of annual compensation, subject to specific limitations under the Internal Revenue Code. At its discretion, the Company can make matching contributions equal to a percentage of the employee's elective contribution and profit sharing contributions. Employees vest in employer contributions over a three-year service period. Pursuant to the Partnership Agreement, the Partnership reimburses the Company for its expenses, including expenses related to employees of the Partnership. The Partnership reimbursed the Company $821,000 in 2003, $816,000 in 2002 and $669,000 in 2001
and recorded the reimbursement in administrative expense in the accompanying statement of operations.

11. SEGMENT INFORMATION

The Partnership currently manages its portfolio within three segments: (1) Pennsylvania, (2) New Jersey and (3) Virginia. Corporate is responsible for cash and investment management and certain other general support functions.

Segment information for the three years ended December 31, 2003, 2002 and 2001 is as follows (in thousands):

                                            Pennsylvania       New Jersey       Virginia          Corporate       Total
                                            ------------       ----------       --------          ---------       ------
2003:
-----
Real estate investments, at cost:
   Operating properties                     $ 1,146,350        $ 508,906        $ 214,488          $     -      $ 1,869,744
   Construction-in-progress                      25,162            4,043              582                -           29,787
   Land held for development                     38,723           15,352            9,840                -           63,915
Assets held for sale                                  -            3,649            1,668                -            5,317

Total revenue                               $   185,206        $  88,453        $  27,841          $ 4,159      $   305,659
Property operating expenses
   and real estate taxes                         64,307           34,278           10,151                -          108,736
                                            -----------        ---------        ---------          -------      -----------
Net operating income                        $   120,899        $  54,175        $  17,690          $ 4,159      $   196,923
                                            ===========        =========        =========          =======      ===========

2002:
-----
Real estate investments, at cost:
   Operating properties                     $ 1,169,919        $ 506,818        $ 213,272          $     -      $ 1,890,009
   Construction-in-progress                      51,469            3,619            3,039                -           58,127
   Land held for development                     25,051           10,023            8,001                -           43,075
Assets held for sale, at cost                         -            7,666                -                -            7,666

Total revenue                               $   178,145        $  84,291        $  26,652          $ 1,952      $   291,040
Property operating expenses
   and real estate taxes                         60,114           30,543            9,506                -          100,163
                                            -----------        ---------        ---------          -------      -----------
Net operating income                        $   118,031        $  53,748        $  17,146          $ 1,952      $   190,877
                                            ===========        =========        =========          =======      ===========

2001:
-----
Total revenue                               $   159,662        $  80,986        $  27,309          $ 2,531      $   270,488
Property operating expenses
   and real estate taxes                         52,931           30,182            9,926                -           93,039
                                            -----------        ---------        ---------          -------      -----------
Net operating income                        $   106,731        $  50,804        $  17,383          $ 2,531      $   177,449
                                            ===========        =========        =========          =======      ===========

Net operating income is defined as total revenue less property operating expenses and real estate taxes. Below is reconciliation of consolidated net operating income to consolidated income from continuing operations:

                                                                          Year Ended December 31,
                                                           ------------------------------------------------------
                                                             2003                  2002                   2001
                                                           --------              ---------              ---------
                                                                          (amounts in thousands)
Consolidated net operating income                         $ 196,923              $ 190,877              $ 177,449
Less:
      Interest expense                                       57,835                 63,522                 67,496
      Depreciation and amortization                          60,592                 56,431                 67,224
      Administrative expenses                                14,464                 14,804                 15,177
      Non-recurring charges                                       -                      -                  6,600
Plus:
      Equity in income of real estate ventures                   52                    987                  2,768
      Net gains on sales of interests in real estate         20,537                      -                  4,524
                                                          ---------              ---------              ---------
Consolidated income from continuing operations            $  84,621              $  57,107              $  28,244
                                                          =========              =========              =========

12. EARNINGS PER COMMON PARTNERSHIP UNIT

Total outstanding Common Partnership Units include units held by the Company and Redeemable Class A Limited Partnership Units held by parties other than the Company.

The following table details the number of Common Partnership Units and net income used to calculate basic and diluted earnings per Common Partnership Unit for the three years ended December 31, 2003 (in thousands, except per unit amounts):

                                                                         For the year ended December 31,
                                              -----------------------------------------------------------------------------------
                                                          2003                        2002                       2001
                                              --------------------------   -------------------------   --------------------------
                                                 Basic         Diluted        Basic        Diluted        Basic         Diluted
                                              -----------    -----------   -----------   -----------   -----------    -----------
Income from continuing operations             $    84,621    $    84,621   $    57,107   $    57,107   $    28,244    $    28,244
Income from discontinued operations                11,846         11,846        16,029        16,029        14,100         14,100
Income allocated to Preferred Units               (18,975)       (18,975)      (18,975)      (18,975)      (18,975)       (18,975)
Preferred Share redemption/conversion charge      (20,598)       (20,598)            -             -             -              -
                                              -----------    -----------   -----------   -----------   -----------    -----------
                                                   56,894         56,894        54,161        54,161        23,369         23,369
Preferred Share discount amortization              (1,476)        (1,476)       (1,476)       (1,476)       (1,476)        (1,476)
                                              -----------    -----------   -----------   -----------   -----------    -----------
Income available to Common Partnership
  Unitholders                                 $    55,418    $    55,418   $    52,685   $    52,685   $    21,893    $    21,893
                                              ===========    ===========   ===========   ===========   ===========    ===========

Weighted-average common partnership units
  outstanding                                  38,696,552     38,696,552    37,424,841    37,424,841    37,800,424     37,800,424
Options, warrants and unvested restricted
  stock                                                 -        150,402             -       131,997             -         27,809
                                              -----------    -----------   -----------   -----------   -----------    -----------
Total weighted-average common partnership
  units outstanding                            38,696,552     38,846,954    37,424,841    37,556,838    37,800,424     37,828,233
                                              ===========    ===========   ===========   ===========   ===========    ===========

Earnings per Common Partnership Unit:
    Continuing operations                     $      1.12    $      1.12   $      0.98   $      0.97   $      0.21    $      0.21
    Discontinued operations                          0.31           0.31          0.43          0.43          0.37           0.37
                                              -----------    -----------   -----------   -----------   -----------    -----------
Total                                         $      1.43    $      1.43   $      1.41   $      1.40   $      0.58    $      0.58
                                              ===========    ===========   ===========   ===========   ===========    ===========

Potentially dilutive securities (including those Preferred Mirror Units and Preferred Units which are convertible) totaling 4,799,547 in 2003, 9,345,748 in 2002 and 9,469,340 in 2001 were excluded from the earnings per common partnership unit computations above as their effect would have been antidilutive. Certain preferred units would participate in earnings at certain levels whether or not distributed. These thresholds have not been met in years presented and therefore, no additional participation has occurred.

13. DISTRIBUTIONS (UNAUDITED):

                                                       Year ended December 31,
                                           ------------------------------------------------
                                               2003              2002              2001
                                           ------------      ------------      ------------
Common Partnership unit distributions:
  Total distributions per unit                    $1.76             $1.76             $1.70

Preferred Unit Distributions:
  Total distributions declared             $ 18,975,000      $ 18,975,000      $ 18,975,000

14. RELATED-PARTY TRANSACTIONS

In 1998, the Company's Board of Trustees authorized the Partnership to make loans totaling up to $5.0 million to enable employees of the Partnership to purchase Common Shares of the Company at fair market value. The loans have five-year terms, are full recourse, and are secured by the Common Shares purchased. Interest, payable quarterly, accrues on the loans at the lower of the interest rate borne on borrowings under the Partnership's Credit Facility or a rate based on the dividend payments on the Common Shares. As of December 31, 2003, the interest rate was 2.62% per annum. The loans are payable at the earlier of the stated maturity date or 90 days following the employee's termination. As of December 31, 2003, the outstanding balance of these loans totaled $1.5 million and were secured by an aggregate of 85,163 Common Shares of the Company.

The Partnership owns 384,615 shares of US Realtel, Inc. ("USR") Common Stock and holds warrants exercisable for 600,000 additional shares. The warrants have an exercise price of $8.00 per share and expire on December 31, 2004. In addition, the Partnership held warrants exercisable for 123,077 shares at an exercise price of $3.25, and these warrants expire on August 15, 2005. As of December 31, 2003, the Partnership's recorded value for its investment in USR was $1.1 million. An officer of the Company holds a position on USR's Board of Directors.

In February 2000, the Partnership loaned an aggregate of $2.5 million to two executive officers to enable them to purchase Common Shares of the Partnership. One loan had a four-year term and bears interest at the lower of the Partnership's cost of funds or a rate based on the dividend payable on the Common Shares, but not to exceed 10% annum. This loan was subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Partnership's total shareholder return compared to the total shareholder return of peer group companies. This loan was also subject to forgiveness in the event of a change of control of the Partnership. This loan was reflected as a reduction in beneficiaries equity. In 2001, the Partnership recorded a $4.1 million charge in connection with the executive's transition to a non-executive, non-managerial status and to restructure the other loan. Principal and interest totaling $1.0 million was forgiven related to these loans in 2003 and $.9 million in 2002 and 2001.

In connection with the sale by the Partnership of a land parcel in 2003, the Partnership paid a $42,000 commission to Kevin Nichols, son of Anthony A. Nichols, Sr., Chairman of the Board of Trustees of the Company, for brokerage services relating to the sale.

Robert C. Larson, a Trustee of the Company, is a managing director of Lazard Freres & Co. LLC ("Lazard"). The Partnership paid Lazard a fee of approximately $909,000 for investment banking services related to the Partnership's sale of two office properties to a Real Estate Venture in the fourth quarter of 2003.

15. OPERATING LEASES

The Partnership leases properties to tenants under operating leases with various expiration dates extending to 2020. As of December 31, 2003, leases covering approximately 1.8 million square feet or 12.8% of the net rentable square footage are scheduled to expire during 2004. Minimum future rentals on non-cancelable leases at December 31, 2003 are as follows (in thousands):

                       Year                  Minimum Rent
                -------------------          ------------

                        2004                 $   249,836
                        2005                     216,862
                        2006                     178,757
                        2007                     148,915
                        2008                     116,708
                2009 and thereafter              344,434
                                             -----------
                                             $ 1,255,512
                                             ===========

Total minimum future rentals presented above do not include amounts to be received as tenant reimbursements for increases in certain operating costs.

16. SUMMARY OF QUARTERLY RESULTS (UNAUDITED)

The following is a summary of quarterly financial information as of and for the years ended December 31, 2003 and 2002 (in thousands, except per share data):

                                                                   1st           2nd           3rd           4th
                                                                 Quarter       Quarter       Quarter       Quarter
                                                                ---------     ---------     ---------     ---------
2003:
-----
Total revenue                                                   $ 75,241       $ 74,464      $ 77,178      $ 78,776
Net income                                                        16,287         15,860        19,876        44,444
Income allocated to Common Partnership Unitholders                11,544         11,117        15,133        19,101

Basic earnings per Common Partnership Unit                      $   0.30       $   0.29      $   0.38      $   0.45
Diluted earnings per Common Partnership Unit                    $   0.30       $   0.29      $   0.38      $   0.45

2002:
-----
Total revenue                                                    $69,021       $ 72,491      $ 74,390      $ 75,138
Net income                                                        26,523         15,147        16,373        15,093
Income allocated to Common Partnership Unitholders                21,779         10,403        11,630        10,350

Basic earnings per Common Partnership Unit                      $   0.57       $   0.27      $   0.30      $   0.27
Diluted earnings per Common Partnership Unit                    $   0.57       $   0.27      $   0.30      $   0.27

The summation of quarterly earnings per share amounts do not necessarily equal year to date amounts.

17. COMMITMENTS AND CONTINGENCIES

Legal Proceedings
The Partnership is involved from time to time in litigation on various matters, including disputes with tenants and disputes arising out of agreements to purchase or sell properties. Given the nature of the Partnership's business activities, these lawsuits are considered routine to the conduct of its business. The result of any particular lawsuit cannot be predicted, because of the very nature of litigation, the litigation process and its adversarial nature, and the jury system.

The Partnership is a defendant in a case in which the plaintiffs allege that the Partnership breached its obligation to purchase a portfolio of properties of approximately $83.0 million. On July 9, 1999, the Superior Court of New Jersey, Camden County, dismissed the complaint against the Partnership with prejudice. Plaintiffs subsequently filed a motion for reconsideration, which motion the Superior Court denied. Plaintiffs then appealed to the Appellate Division, which is the intermediate appellate level court in New Jersey. In December 2000, the Appellate Division affirmed in part and reversed in part the Chancery Division's earlier dismissal of the entire action. The Appellate Division affirmed the dismissal of the non-contractual counts in the Complaint, but reversed the contract and reformation counts and remanded these to the lower court for further proceedings. The Partnership sought review of this decision by the Supreme Court of New Jersey, but that Court declined to consider the appeal. The case thereafter returned to the Chancery Division, where written and oral discovery were conducted in 2002 and in the first quarter of 2003. Discovery terminated on February 14, 2003. The Partnership filed a motion for summary judgment seeking dismissal of all counts against it, and judgment for the Partnership on our counterclaim. The Chancery Division granted the Partnership's summary judgment motion on March 25, 2003 and dismissed the case with prejudice. Plaintiffs appealed the judgment in our favor, and the Partnership does not know whether plaintiffs will be successful in their appeal.

There have been recent reports of lawsuits against owners and managers of multifamily and office properties asserting claims of personal injury and property damage caused by the presence of mold in residential units or office space. The Partnership has been named as a defendant in two lawsuits that allege personal injury as a result of the presence of mold. Unspecified damages are sought. The Partnership has referred these lawsuits to its environmental insurance carrier and, as of the date of this Form 10-K, the insurance carrier is tendering a defense to these claims.

Letters-of-Credit
In connection with certain mortgages, the Partnership is required to maintain leasing and capital reserve accounts with the mortgage lenders through letters-of-credit which totaled $11.5 million at December 31, 2003. The Partnership is also required to maintain escrow accounts for taxes, insurance and tenant security deposits that amounted to $14.4 million at December 31, 2003. The related tenant rents are deposited into the loan servicer's depository accounts, which are used to fund debt service, operating expenses, capital expenditures and the escrow and reserve accounts, as necessary. Any excess cash is included in cash and cash equivalents.

Other Commitments
As of December 31, 2003, the Partnership owned 446 acres of land for future development and held options to purchase 61 additional acres.

18. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The following table details the components of accumulated other comprehensive income (loss) as of and for the three years ended December 31, 2003 (in thousands):

                                                         Unrealized Gains          Cash Flow       Accumulatged Other
                                                      (Losses) on Securities        Hedges         Comprehensive Loss
                                                      ----------------------       ---------       ------------------
Balance at January 1, 2001                                  $ (1,731)               $      -            $ (1,731)

    Change during year                                         1,816                  (7,921)             (6,105)
    Reclassification adjustments for losses
      reclassified into operations                                 -                   3,249               3,249
                                                            --------                --------            --------

Balance at December 31, 2001                                      85                  (4,672)             (4,587)

    Change during year                                           733                  (7,954)             (7,221)
    Reclassification adjustments for losses
      reclassified into operations                                 -                   5,406               5,406
                                                            --------                --------            --------

Balance at December 31, 2002                                $    818                $ (7,220)           $ (6,402)

    Change during year                                            51                  (1,118)             (1,067)
    Reclassification adjustments for losses
      reclassified into operations                                 -                   5,311               5,311
                                                            --------                --------            --------

Balance at December 31, 2003                                $    869                $ (3,027)           $ (2,158)
                                                            ========                ========            ========

19. CONDENSED CONSOLIDATING INFORMATION

On July 1, 2004, the Company and the Partnership filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission to register: (i) common shares of beneficial interest, preferred shares of beneficial interest, depositary shares and warrants of the Company;
(ii) debt securities of the Partnership ("Debt Securities"); and (iii) full and unconditional guaranties of the Debt Securities by the Company and certain wholly-owned subsidiaries of the Partnership (the "Subsidiary Guarantors"). The Partnership has other subsidiaries ("Non-Guarantor Subsidiaries") that are not Subsidiary Guarantors.

The following summarizes the condensed consolidating financial information for the Partnership as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003:

                                                  CONSOLIDATING BALANCE SHEET
                                                       DECEMBER 31, 2003
                                                          (IN 000'S)

                                                        The          Guarantor     Non-Guarantor  Consolidation
                                                    Partnership     Subsidiaries    Subsidiaries   Eliminations   Consolidated
                                                    -----------     -----------    -------------  -------------   ------------
ASSETS
Total Real estate investments, net                    $ 899,695      $ 348,578        $ 447,082     $        -    $ 1,695,355
Cash and cash equivalents                                 8,552              -                -              -          8,552
Escrowed cash                                             5,906            806            7,676              -         14,388
Accounts receivable, net                                 16,166          8,467            7,225              -         31,858
Marketable securities                                    12,052              -                -              -         12,052
Assets held for sale                                          -          1,668            3,649              -          5,317
Investment in real estate ventures, at equity            15,853              -                -              -         15,853
Investments in Subsidiaries, at equity                  627,895              -                -       (627,895)             -
Deferred costs, net                                      21,168          2,185            3,916              -         27,269
Other assets                                             25,249         18,350            1,533              -         45,132
                                                    -----------      ---------        ---------     ----------    -----------
     Total assets                                   $ 1,632,536      $ 380,054        $ 471,081     $ (627,895)   $ 1,855,776
                                                    ===========      =========        =========     ==========    ===========

LIABILITIES AND PARTNERS' EQUITY
Mortgage notes payable                              $   249,433      $  14,251        $ 198,975     $        -    $   462,659
Borrowings under Credit Facility                        305,000              -                -              -        305,000
Unsecured term loan                                     100,000              -                -              -        100,000
Accounts payable and accrued expenses                    25,579          1,763            2,948              -         30,290
Distributions payable                                    20,947              -                -              -         20,947
Tenant security deposits and deferred rents              10,954          1,584            3,585              -         16,123
Other liabilities                                        16,332              -               81              -         16,413
Liabilities related to assets held for sale                   -             32               20              -             52
                                                    -----------      ---------        ---------     ----------    -----------
     Total liabilities                                  728,245         17,630          205,609              -        951,484

7.25% Series B Preferred Units                           97,500              -                -              -         97,500
Redeemable limited partnership units                     46,505              -                -              -         46,505
Total partners' equity                                  760,286        362,424          265,472       (627,895)       760,287
                                                    -----------      ---------        ---------     ----------    -----------
     Total liabilities and partners' equity         $ 1,632,536      $ 380,054        $ 471,081     $ (627,895)   $ 1,855,776
                                                    ===========      =========        =========     ==========    ===========


                                                  CONSOLIDATING BALANCE SHEET
                                                       DECEMBER 31, 2002
                                                          (IN 000'S)

                                                        The          Guarantor     Non-Guarantor  Consolidation
                                                    Partnership     Subsidiaries    Subsidiaries   Eliminations   Consolidated
                                                    -----------     -----------    -------------  -------------   ------------
ASSETS
Total Real estate investments, net                  $   945,119      $ 353,838        $ 447,024     $        -    $ 1,745,981
Cash and cash equivalents                                26,801              -                -              -         26,801
Escrowed cash                                             7,643            788            7,887              -         16,318
Accounts receivable, net                                 19,702          6,287            6,001              -         31,990
Marketable securities                                    11,872              -                -              -         11,872
Assets held for sale                                          -              -            7,666              -          7,666
Investment in real estate ventures, at equity            14,842              -                -              -         14,842
Investments in Subsidiaries, at equity                  629,038              -                -       (629,038)             -
Deferred costs, net                                      22,840          2,331            4,100              -         29,271
Other assets                                             14,943         18,131            1,473              -         34,547
                                                    -----------      ---------        ---------     ----------    -----------
     Total assets                                   $ 1,692,800      $ 381,375        $ 474,151     $ (629,038)   $ 1,919,288
                                                    ===========      =========        =========     ==========    ===========

LIABILITIES AND PARTNERS' EQUITY
Mortgage notes payable                              $   380,481      $  15,056        $ 202,192     $        -    $   597,729
Borrowings under Credit Facility                        307,000              -                -              -        307,000
Unsecured term loan                                     100,000              -                -              -        100,000
Accounts payable and accrued expenses                    22,495          2,339            2,742              -         27,576
Distributions payable                                    21,186              -                -              -         21,186
Tenant security deposits and deferred rents              18,235          1,417            2,624              -         22,276
Other liabilities                                        22,961              -               98              -         23,059
Liabilities related to assets held for sale                   -              -               20              -             20
                                                    -----------      ---------        ---------     ----------    -----------
     Total liabilities                                  872,358         18,812          207,676              -      1,098,846

7.25% Series B Preferred Units                           97,500              -                -              -         97,500
Redeemable limited partnership units                     38,984              -                -              -         38,984
Total partners' equity                                  683,958        362,563          266,475       (629,038)       683,958
                                                    -----------      ---------        ---------     ----------    -----------
     Total liabilities and partners' equity         $ 1,692,800      $ 381,375        $ 474,151     $ (629,038)   $ 1,919,288
                                                    ===========      =========        =========     ==========    ===========

                                             CONSOLIDATING STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 2003
                                                          (in 000's)

                                                         THE          GUARANTOR     NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------   -------------     -------------  ------------
REVENUE:
   Rents                                               $ 147,911       $ 49,938        $ 59,096        $       -       $ 256,945
   Tenant reimbursements                                  19,848         10,667           7,240                -          37,755
   Other                                                  12,983          1,986           2,246           (6,256)         10,959
                                                       ---------       --------        --------        ---------       ---------
     Total revenue                                       180,742         62,591          68,582           (6,256)        305,659

OPERATING EXPENSES:
   Property operating expenses                            46,703         19,546          20,824           (6,256)         80,817
   Real estate taxes                                      16,063          5,913           5,943                -          27,919
   Interest                                               42,827          1,147          13,861                -          57,835
   Depreciation and amortization                          34,448         10,695          15,449                -          60,592
   Administrative expenses                                12,428              -           2,036                -          14,464
   Non-recurring charges                                       -              -               -                -               -
                                                       ---------       --------        --------        ---------       ---------
     Total operating expenses                            152,469         37,301          58,113           (6,256)        241,627
                                                       ---------       --------        --------        ---------       ---------

Income from continuing operations before equity in
   income of real estate ventures, equity in income
   of subsidaries and net gains on sales of interest
   in real estate                                         28,273         25,290          10,469                -          64,032

Equity in income of real estate ventures                      52              -               -                -              52
Equity in income of subsidiaries                          37,614              -               -          (37,614)              -
Net gains on sales of interests in real estate            20,537              -               -                -          20,537
                                                       ---------       --------        --------        ---------       ---------
Income from continuing operations                         86,476         25,290          10,469          (37,614)         84,621

Discontinued operations:
   Income from discontinued operations                     1,502             33             621                -           2,156
   Net Gain on Disposition                                 8,489            390             811                -           9,690
                                                       ---------       --------        --------        ---------       ---------
Income from discontinued operations                        9,991            423           1,432                -          11,846
                                                       ---------       --------        --------        ---------       ---------
Net income                                             $  96,467       $ 25,713        $ 11,901        $ (37,614)      $  96,467
                                                       =========       ========        ========        =========       =========

                                             CONSOLIDATING STATEMENT OF CASH FLOWS
                                                 YEAR ENDED DECEMBER 31, 2003
                                                          (in 000's)

                                                         THE          GUARANTOR     NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------   -------------     -------------  ------------
Cash flows from operating activities                   $  90,169       $ 33,537        $ 27,273        $ (32,186)      $ 118,793
Cash flows from investing activities                     (16,016)        (6,880)        (11,172)               -         (34,068)
Cash flows from financing activities                     (92,402)       (26,657)        (16,101)          32,186        (102,974)
                                                       ---------       --------        --------        ---------       ---------
Increase (decrease) in cash and
   cash equivalents                                      (18,249)             -               -                -         (18,249)
Cash and cash equivalents at
   beginning of year                                      26,801              -               -                -          26,801
                                                       ---------       --------        --------        ---------       ---------
Cash and cash equivalents at
   end of year                                         $   8,552       $      -        $      -        $       -       $   8,552
                                                       =========       ========        ========        =========       =========

                                             CONSOLIDATING STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 2002
                                                          (in 000's)

                                                         THE          GUARANTOR     NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------   -------------     -------------  ------------
REVENUE:
   Rents                                               $ 142,828       $ 46,959        $ 58,288        $       -       $ 248,075
   Tenant reimbursements                                  17,587          9,413           6,263                -          33,263
   Other                                                  11,293          2,375           2,574           (6,540)          9,702
                                                       ---------       --------        --------        ---------       ---------
     Total revenue                                       171,708         58,747          67,125           (6,540)        291,040

OPERATING EXPENSES:
   Property operating expenses                            45,335         17,575          18,597           (6,540)         74,967
   Real estate taxes                                      14,448          5,232           5,516                -          25,196
   Interest                                               48,360          1,734          13,428                -          63,522
   Depreciation and amortization                          33,134          9,257          14,040                -          56,431
   Administrative expenses                                12,367              -           2,437                -          14,804
                                                       ---------       --------        --------        ---------       ---------
     Total operating expenses                            153,644         33,798          54,018           (6,540)        234,920
                                                       ---------       --------        --------        ---------       ---------

Income from continuing operations before
   equity in income of real estate ventures
   and equity in income of subsidiaries                   18,064         24,949          13,107                -          56,120

Equity in income of real estate ventures                     987              -               -                -             987
Equity in income of subsidiaries                          38,864              -               -          (38,864)              -
                                                       ---------       --------        --------        ---------       ---------
Income from continuing operations                         57,915         24,949          13,107          (38,864)         57,107

Discontinued operations:
   Income from discontinued operations                     6,831            107             529                -           7,467
   Net Gain on Disposition                                 8,390              -             172                -           8,562
                                                       ---------       --------        --------        ---------       ---------
Income from discontinued operations                       15,221            107             701                -          16,029
                                                       ---------       --------        --------        ---------       ---------
Net income                                              $ 73,136       $ 25,056        $ 13,808        $ (38,864)      $  73,136
                                                       =========       ========        ========        =========       =========

                                             CONSOLIDATING STATEMENT OF CASH FLOWS
                                                 YEAR ENDED DECEMBER 31, 2002
                                                          (in 000's)

                                                         THE          GUARANTOR     NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------   -------------     -------------  ------------
Cash flows from operating activities                   $ 115,291       $ 31,464        $ 26,426        $ (44,345)      $ 128,836
Cash flows from investing activities                       7,342         10,147         (12,451)               -           5,038
Cash flows from financing activities                    (109,291)       (41,611)        (13,975)          44,345        (120,532)
                                                       ---------       --------        --------        ---------       ---------
Increase (decrease) in cash and
   cash equivalents                                       13,342              -               -                -          13,342
Cash and cash equivalents at
   beginning of year                                      13,459              -               -                -          13,459
                                                       ---------       --------        --------        ---------       ---------
Cash and cash equivalents at
   end of year                                         $  26,801       $      -        $      -        $       -       $  26,801
                                                       =========       ========        ========        =========       =========

                                      F-54

                                             CONSOLIDATING STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 2001
                                                          (IN 000'S)

                                                         THE          GUARANTOR     NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------   -------------     -------------  ------------
REVENUE:
   Rents                                               $ 126,858       $ 40,790        $ 60,501        $       -       $ 228,149
   Tenant reimbursements                                  16,485          8,593           6,915                -          31,993
   Other                                                  11,519          1,586           3,781           (6,540)         10,346
                                                       ---------       --------        --------        ---------       ---------
     Total revenue                                       154,862         50,969          71,197           (6,540)        270,488

OPERATING EXPENSES:
   Property operating expenses                            42,789         15,516          18,839           (6,540)         70,604
   Real estate taxes                                      12,240          4,656           5,539                -          22,435
   Interest                                               52,511          1,316          13,669                -          67,496
   Depreciation and amortization                          36,448         11,256          19,520                -          67,224
   Administrative expenses                                11,818              -           3,359                -          15,177
   Non-recurring charges                                   6,600              -               -                -           6,600
                                                       ---------       --------        --------        ---------       ---------
     Total operating expenses                            162,406         32,744          60,926           (6,540)        249,536
                                                       ---------       --------        --------        ---------       ---------

Income from continuing operations before equity in
   income of real estate ventures, equity in income
   of subsidiaries and net gains on sales of real
   estate                                                 (7,544)        18,225          10,271                -          20,952

Equity in income of real estate ventures                   2,768              -               -                -           2,768
Equity in income of subsidiaries                          30,950              -               -          (30,950)              -
Net gains on sales of interests in real estate             4,017            327             180                -           4,524
                                                       ---------       --------        --------        ---------       ---------
Income from continuing operations                         30,191         18,552          10,451          (30,950)         28,244

Discontinued operations:
   Income from discontinued operations                    12,153             95           1,852                -          14,100
   Net Gain on Disposition                                     -              -               -                -               -
                                                       ---------       --------        --------        ---------       ---------
Income from discontinued operations                       12,153             95           1,852                -          14,100
                                                       ---------       --------        --------        ---------       ---------
Net income                                              $ 42,344       $ 18,647        $ 12,303        $ (30,950)      $  42,344
                                                       =========       ========        ========        =========       =========

                                             CONSOLIDATING STATEMENT OF CASH FLOWS
                                                 YEAR ENDED DECEMBER 31, 2001
                                                          (IN 000'S)

                                                         THE          GUARANTOR     NON-GUARANTOR    CONSOLIDATION
                                                     PARTNERSHIP     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                     -----------     ------------   -------------     -------------  ------------
Cash flows from operating activities                   $  45,475       $ 16,913        $ 34,099        $  55,629       $ 152,116
Cash flows from investing activities                     (42,547)      (158,705)         77,516                -        (123,736)
Cash flows from financing activities                      (5,509)       141,792        (111,615)         (55,629)        (30,961)
                                                       ---------       --------        --------        ---------       ---------
Increase (decrease) in cash and
   cash equivalents                                       (2,581)             -               -                -          (2,581)
Cash and cash equivalents at
   beginning of year                                      16,040              -               -                -          16,040
                                                       ---------       --------        --------        ---------       ---------
Cash and cash equivalents at
   end of year                                         $  13,459       $      -        $      -        $       -       $  13,459
                                                       =========       ========        ========        =========       =========

20. SUBSEQUENT EVENTS

On January 12, 2004, the Company sold 2,645,000 Common Shares in an underwritten public offering for net proceeds (net of transaction costs) of $69.3 million. The Company contributed these proceeds to the Partnership in exchange for 2,645,000 partnership units.

In February 2004, the Partnership redeemed 1,950,000 Series B Preferred Units, with an aggregate stated value of $97.5 million, for $93.0 million plus accrued but unpaid dividends from January 1, 2004.

On February 27, 2004, the Company sold 2,300,000 7.375% Series D Cumulative Redeemable Preferred Shares (Series D Preferred Shares), each with a liquidation preference of $25.00 per share in an underwritten public offering for net proceeds (net of transaction costs) of $55.5 million. The Company contributed the proceeds from this preferred share offering to the Partnership in exchange for Series E Preferred Mirror Units. The terms of the Series E Preferred Mirror Units mirror those of the Series D Preferred Shares.

On March 3, 2004, the Partnership sold 1,840,000 Common Shares in an underwritten public offering for net proceeds (net of transaction costs) of $50.7 million. The Company contributed these proceeds to the Partnership in exchange for 1,840,000 partnership units.

In May 2004, the Partnership obtained a $450 million unsecured credit facility. The credit facility will mature in May 2007. The Partnership has the option to increase the credit facility to a maximum of $600 million. The credit facility bears interest at LIBOR plus a spread over LIBOR ranging from .65% to 1.35% based on the Partnership's leverage and unsecured debt ratings.


                                       Brandywine Operating Partnership, L.P.
                                                    Schedule II
                                         Valuation and Qualifying Accounts
                                                   (in thousands)

                                                                Additions
                                           Balance at          ------------                               Balance
                                           Beginning            Charged to                                at End
            Description                    of Period              expense             Deductions         of Period
-----------------------------------       ------------         ------------          ------------       -----------
Allowance for doubtful accounts:

     Year ended December 31, 2003           $ 4,576               $   189               $ 734             $ 4,031
     Year ended December 31, 2002           $ 4,532               $   894               $ 850             $ 4,576
     Year ended December 31, 2001           $ 2,427               $ 2,867               $ 762             $ 4,532

                                              Brandywine Operating Partnership, L.P.
                                                           Schedule III
                                             Real Estate and Accumulated Depreciation
                                                          (in thousands)
                                                                                                        Initial Cost
                                                                                         ----------------------------------------
                                                                                                                         Net
                                                                                                                     Improvements
                                                                      Encumberances                                 (Retirements)
                                                                     at December 31,               Building and         Since
                                         City              State          2003           Land      Improvements      Acquisition
-----------------------------------   ----------------     -----     ---------------     ----      ------------     -------------
One Greentree Centre                  Marlton                NJ        $      -          $ 345       $ 4,440          $    401
Three Greentree Centre                Marlton                NJ               -            323         6,024                91
Two Greentree Centre                  Marlton                NJ               -            264         4,693               104
110 Summit Drive                      Exton                  PA               -            403         1,647               157
1155 Business Center Drive            Horsham                PA           2,468          1,029         4,124              (182)
120 West Germantown Pike              Plymouth Meeting       PA               -            685         2,773               400
1336 Enterprise Drive                 West Goshen            PA               -            731         2,946                51
140 West Germantown Pike              Plymouth Meeting       PA               -            481         1,976               236
18 Campus Boulevard                   Newtown Square         PA           3,408            787         3,312                22
2240/50 Butler Pike                   Plymouth Meeting       PA               -          1,104         4,627               603
2260 Butler Pike                      Plymouth Meeting       PA               -            661         2,727               157
33 Street Road - Greenwood Square I   Bensalem               PA               -            851         3,407               419
33 Street Road - Greenwood Square II  Bensalem               PA               -          1,126         4,511               924
33 Street Road - Greenwood Square II  Bensalem               PA               -            350         1,401               101
456 Creamery Way                      Exton                  PA               -            635         2,548               (47)
457 Haddonfield Road                  Cherry Hill            NJ          11,410          2,142         9,120             2,536
468 Creamery Way                      Exton                  PA               -            526         2,112               (37)
486 Thomas Jones Way                  Exton                  PA               -            806         3,256               (92)
500 Enterprise Road                   Horsham                PA               -          1,303         5,188              (790)
500 North Gulph Road                  King of Prussia        PA               -          1,303         5,201               785
650 Dresher Road                      Horsham                PA           1,713            636         2,501               314
6575 Snowdrift Road                   Allentown              PA               -            601         2,411               473
700 Business Center Drive             Horsham                PA           1,478            550         2,201               226
7248 Tilghman Street                  Allentown              PA               -            731         2,969                70
7310 Tilghman Street                  Allentown              PA               -            553         2,246               582
800 Business Center Drive             Horsham                PA           2,234            896         3,585                19
8000 Lincoln Drive                    Marlton                NJ               -            606         2,887              (194)
One Progress Avenue                   Horsham                PA               -          1,399         5,629               144
One Righter Parkway                   Talleyville            DE          10,680          2,545        10,195               282
1 Foster Avenue                       Gibbsboro              NJ               -             93           364                35
10 Foster Avenue                      Gibbsboro              NJ               -            244           971                72
100 Berwyn Park                       Berwyn                 PA           7,135          1,180         7,290               158
100 Commerce Drive                    Newark                 DE               -          1,160         4,633               516
100 Katchel Blvd                      Reading                PA               -          1,881         7,423               139
1000 Atrium Way                       Mt. Laurel             NJ               -          2,061         8,180               390
1000 Howard Boulevard                 Mt. Laurel             NJ           3,647          2,297         9,288               434
10000 Midlantic Drive                 Mt. Laurel             NJ               -          3,206        12,857             1,127
100-300 Gundy Drive                   Reading                PA               -          6,495        25,180             5,829
1007 Laurel Oak Road                  Voorhees               NJ               -          1,563         6,241                17
105/140 Terry Drive                   Newtown                PA               -          2,299         8,238             2,256
111 Presidential Boulevard            Bala Cynwyd            PA               -          5,419        21,612               850
1120 Executive Boulevard              Mt. Laurel             NJ               -          2,074         8,415               762
15000 Midlantic Drive                 Mt. Laurel             NJ               -          3,061        12,254                 8
2 Foster Avenue                       Gibbsboro              NJ               -            185           730                23
20 East Clementon Road                Gibbsboro              NJ               -            769         3,055               248
200 Berwyn Park                       Berwyn                 PA           9,592          1,533         9,460               606
2000 Midlantic Drive                  Mt. Laurel             NJ           9,421          2,202         8,823               462
220 Commerce Drive                    Fort Washington        PA               -          1,086         4,338               536
300 Berwyn Park                       Berwyn                 PA          13,200          2,206        13,422               334
300 Welsh Road - Building I           Horsham                PA           2,297            894         3,572               161
300 Welsh Road - Building II          Horsham                PA           1,038            396         1,585               109
321 Norristown Road                   Lower Gwyned           PA               -          1,290         5,176             1,292
323 Norristown Road                   Lower Gwyned           PA               -          1,685         6,751               757
4 Foster Avenue                       Gibbsboro              NJ               -            183           726                76
4000 Midlantic Drive                  Mt. Laurel             NJ           3,158            714         5,085            (1,948)

                                                 Gross Amount at Which Carried
                                                      December 31, 2003
                                         ---------------------------------------------
                                                                             Accumulated
                                                                           Depreciation at
                                                 Building and                December 31,       Date of       Date      Depreciable
                                         Land    Improvements   Total (a)      2003 (b)      Construction   Acquired       Life
------------------------------------     ----    ------------   ---------  ---------------   ------------   --------    -----------
One Greentree Centre                    $  345     $ 4,841       $ 5,186        $ 2,656           1982        1986          40
Three Greentree Centre                     323       6,115         6,438          3,856           1984        1986          40
Two Greentree Centre                       264       4,797         5,061          2,998           1983        1986          40
110 Summit Drive                           403       1,804         2,207            446           1985        1996          40
1155 Business Center Drive               1,029       3,942         4,971          1,291           1990        1996          40
120 West Germantown Pike                   685       3,173         3,858            812           1984        1996          40
1336 Enterprise Drive                      731       2,997         3,728            716           1990        1996          40
140 West Germantown Pike                   481       2,212         2,693            701           1984        1996          40
18 Campus Boulevard                        787       3,334         4,121          1,003           1990        1996          40
2240/50 Butler Pike                      1,104       5,230         6,334          1,791           1984        1996          40
2260 Butler Pike                           661       2,884         3,545            813           1984        1996          40
33 Street Road - Greenwood Square I        851       3,826         4,677          1,008           1985        1996          40
33 Street Road - Greenwood Square II     1,126       5,435         6,561          1,593           1985        1996          40
33 Street Road - Greenwood Square II       350       1,502         1,852            367           1985        1996          40
456 Creamery Way                           635       2,501         3,136            635           1987        1996          40
457 Haddonfield Road                     2,142      11,656        13,798          4,072           1990        1996          40
468 Creamery Way                           526       2,075         2,601            562           1990        1996          40
486 Thomas Jones Way                       806       3,164         3,970            852           1990        1996          40
500 Enterprise Road                      1,303       4,398         5,701          1,245           1990        1996          40
500 North Gulph Road                     1,303       5,986         7,289          1,630           1979        1996          40
650 Dresher Road                           636       2,815         3,451            733           1984        1996          40
6575 Snowdrift Road                        601       2,884         3,485          1,050           1988        1996          40
700 Business Center Drive                  550       2,427         2,977            611           1986        1996          40
7248 Tilghman Street                       731       3,039         3,770            839           1987        1996          40
7310 Tilghman Street                       553       2,828         3,381            869           1985        1996          40
800 Business Center Drive                  896       3,604         4,500            899           1986        1996          40
8000 Lincoln Drive                         606       2,693         3,299            699           1983        1996          40
One Progress Avenue                      1,399       5,773         7,172          1,507           1986        1996          40
One Righter Parkway                      2,545      10,477        13,022          2,633           1989        1996          40
1 Foster Avenue                             93         399           492             83           1972        1997          40
10 Foster Avenue                           244       1,043         1,287            224           1983        1997          40
100 Berwyn Park                          1,180       7,448         8,628          1,717           1986        1997          40
100 Commerce Drive                       1,160       5,149         6,309          1,151           1989        1997          40
100 Katchel Blvd                         1,881       7,562         9,443          1,747           1970        1997          40
1000 Atrium Way                          2,061       8,570        10,631          1,957           1989        1997          40
1000 Howard Boulevard                    2,297       9,722        12,019          2,474           1988        1997          40
10000 Midlantic Drive                    3,206      13,984        17,190          3,255           1990        1997          40
100-300 Gundy Drive                      6,495      31,009        37,504          6,931           1970        1997          40
1007 Laurel Oak Road                     1,563       6,258         7,821          1,314           1996        1997          40
105/140 Terry Drive                      2,299      10,494        12,793          2,575           1974        1997          40
111 Presidential Boulevard               5,419      22,462        27,881          4,711           1974        1997          40
1120 Executive Boulevard                 2,074       9,177        11,251          2,166           1987        1997          40
15000 Midlantic Drive                    3,061      12,262        15,323          2,813           1991        1997          40
2 Foster Avenue                            185         753           938            158           1974        1997          40
20 East Clementon Road                     769       3,303         4,072            760           1986        1997          40
200 Berwyn Park                          1,533      10,066        11,599          2,308           1987        1997          40
2000 Midlantic Drive                     2,202       9,285        11,487          2,236           1989        1997          40
220 Commerce Drive                       1,086       4,874         5,960          1,099           1974        1997          40
300 Berwyn Park                          2,206      13,756        15,962          3,093           1989        1997          40
300 Welsh Road - Building I                894       3,733         4,627            862           1985        1997          40
300 Welsh Road - Building II               396       1,694         2,090            371           1985        1997          40
321 Norristown Road                      1,290       6,468         7,758          1,490           1972        1997          40
323 Norristown Road                      1,685       7,508         9,193          1,669           1988        1997          40
4 Foster Avenue                            183         802           985            163           1974        1997          40
4000 Midlantic Drive                       714       3,137         3,851            716           1981        1997          40

                                              Brandywine Operating Partnership, L.P.
                                                           Schedule III
                                             Real Estate and Accumulated Depreciation
                                                          (in thousands)

                                                                                                        Initial Cost
                                                                                         ----------------------------------------
                                                                                                                         Net
                                                                                                                     Improvements
                                                                      Encumberances                                 (Retirements)
                                                                     at December 31,               Building and         Since
                                         City              State          2003           Land      Improvements      Acquisition
-----------------------------------   ----------------     -----     ---------------     ----      ------------     -------------
5 Foster Avenue                       Gibbsboro            NJ                 -              9            32                25
5 U.S. Avenue                         Gibbsboro            NJ                 -             21            81                 2
50 East Clementon Road                Gibbsboro            NJ                 -            114           964                 4
500 Office Center Drive               Ft. Washington       PA                 -          1,617         6,480             1,052
501 Office Center Drive               Ft. Washington       PA                 -          1,796         7,192               768
55 U.S. Avenue                        Gibbsboro            NJ                 -          1,116         4,435                51
6 East Clementon Road                 Gibbsboro            NJ                 -          1,345         5,366               340
655 Business Center Drive             Horsham              PA             1,810            544         2,529               572
7 Foster Avenue                       Gibbsboro            NJ                 -            231           921               135
748 Springdale Drive                  Exton                PA                 -            236           931               142
855 Springdale Drive                  Exton                PA                 -            838         3,370                80
9000 Midlantic Drive                  Mt. Laurel           NJ             6,135          1,472         5,895               114
Five Eves Drive                       Marlton              NJ                 -            703         2,819               649
Four A Eves Drive                     Marlton              NJ                 -            539         2,168               167
Four B Eves Drive                     Marlton              NJ                 -            588         2,369                95
King & Harvard                        Cherry Hill          NJ                 -          1,726         1,069             2,193
Main Street - Piazza                  Voorhees             NJ                 -            696         2,802                88
Main Street - Plaza 1000              Voorhees             NJ                 -          2,729        10,931             2,522
Main Street - Promenade               Voorhees             NJ                 -            531         2,052               207
Main Street- CAM                      Voorhees             NJ                 -              3            11                98
One South Union Place                 Cherry Hill          NJ                 -            771         8,047               480
Two Eves Drive                        Marlton              NJ                 -            818         3,461               128
1000 First Avenue                     King of Prussia      PA             4,516          2,772        10,936               277
1009 Lenox Drive                      Lawrenceville        NJ                 -          4,876        19,284             3,304
1020 First Avenue                     King of Prussia      PA             3,610          2,168         8,576               435
1040 First Avenue                     King of Prussia      PA             4,940          2,860        11,282             1,156
1060 First Avenue                     King of Prussia      PA             4,415          2,712        10,953                 6
14 Campus Boulevard                   Newtown Square       PA             5,340          2,244         4,217                (3)
150 Corporate Center Drive            Camp Hill            PA                 -            964         3,871               273
160-180 West Germantown Pike          East Norriton        PA             5,342          1,603         6,418               653
1957 Westmoreland Street              Richmond             VA             2,773          1,061         4,241               284
200 Corporate Center Drive            Camp Hill            PA                 -          1,647         6,606                60
2100-2108 West Laburnum               Richmond             VA             1,131          2,482         8,846             1,840
2120 Tomlynn Street                   Richmond             VA               771            281         1,125               147
2130-2146 Tomlynn Street              Richmond             VA             1,022            353         1,416               289
2169-79 Tomlynn Street                Richmond             VA             1,064            423         1,695                25
2201-2245 Tomlynn Street              Richmond             VA             2,762          1,020         4,067               476
2212-2224 Tomlynn Street              Richmond             VA             1,284            502         2,014                71
2221-2245 Dabney Road                 Richmond             VA             1,331            530         2,123                27
2240 Dabney Road                      Richmond             VA               661            264         1,059                 8
2244 Dabney Road                      Richmond             VA             1,367            550         2,203                 1
2246 Dabney Road                      Richmond             VA             1,131            455         1,822                 1
2248 Dabney Road                      Richmond             VA             1,359            512         2,049               176
2251 Dabney Road                      Richmond             VA             1,023            387         1,552               121
2256 Dabney Road                      Richmond             VA               907            356         1,427                44
2277 Dabney Road                      Richmond             VA             1,262            507         2,034                 1
2401 Park Drive                       Harrisburg           PA                 -            182           728                18
2404 Park Drive                       Harrisburg           PA                 -            167           668                90
2490 Boulevard of the Generals        King of Prussia      PA                 -            348         1,394                45
2511 Brittons Hill Road               Richmond             VA             3,036          1,202         4,820                93
2812 Emerywood Parkway                Henrico              VA             3,286          1,069         4,281             1,268
300 Arboretum Place                   Richmond             VA            14,872          5,450        21,892             2,076
300 Corporate Center Drive            Camp Hill            PA                 -          4,823        19,301               317
303 Fellowship Drive                  Mt. Laurel           NJ             2,591          1,493         6,055               476
304 Harper Drive                      Mt. Laurel           NJ             1,220            657         2,674               446

                                                 Gross Amount at Which Carried
                                                      December 31, 2003
                                         ---------------------------------------------
                                                                             Accumulated
                                                                           Depreciation at
                                                 Building and                December 31,       Date of       Date      Depreciable
                                         Land    Improvements   Total (a)      2003 (b)      Construction   Acquired       Life
------------------------------------     ----    ------------   ---------  ---------------   ------------   --------    -----------
5 Foster Avenue                        $     9          57            66              9           1968        1997          40
5 U.S. Avenue                               21          83           104             18           1987        1997          40
50 East Clementon Road                     114         968         1,082            203           1986        1997          40
500 Office Center Drive                  1,617       7,532         9,149          2,079           1985        1997          40
501 Office Center Drive                  1,796       7,960         9,756          1,943           1985        1997          40
55 U.S. Avenue                           1,116       4,486         5,602            943           1982        1997          40
6 East Clementon Road                    1,345       5,706         7,051          1,298           1980        1997          40
655 Business Center Drive                  544       3,101         3,645            911           1997        1997          40
7 Foster Avenue                            231       1,056         1,287            238           1983        1997          40
748 Springdale Drive                       236       1,073         1,309            311           1986        1997          40
855 Springdale Drive                       838       3,450         4,288            796           1986        1997          40
9000 Midlantic Drive                     1,472       6,009         7,481          1,367           1989        1997          40
Five Eves Drive                            703       3,468         4,171          1,061           1986        1997          40
Four A Eves Drive                          539       2,335         2,874            657           1987        1997          40
Four B Eves Drive                          588       2,464         3,052            628           1987        1997          40
King & Harvard                           1,726       3,262         4,988            956           1979        1997          40
Main Street - Piazza                       696       2,890         3,586            693           1990        1997          40
Main Street - Plaza 1000                 2,729      13,453        16,182          3,220           1988        1997          40
Main Street - Promenade                    531       2,259         2,790            597           1988        1997          40
Main Street- CAM                             3         109           112             31                       1997          40
One South Union Place                      771       8,527         9,298          2,547           1980        1997          40
Two Eves Drive                             818       3,589         4,407            962           1987        1997          40
1000 First Avenue                        2,772      11,213        13,985          1,991           1980        1998          40
1009 Lenox Drive                         4,876      22,588        27,464          4,932           1989        1998          40
1020 First Avenue                        2,168       9,011        11,179          1,590           1984        1998          40
1040 First Avenue                        2,860      12,438        15,298          2,675           1985        1998          40
1060 First Avenue                        2,712      10,959        13,671          1,941           1987        1998          40
14 Campus Boulevard                      2,244       4,214         6,458            992           1998        1998          40
150 Corporate Center Drive                 964       4,144         5,108            849           1987        1998          40
160-180 West Germantown Pike             1,603       7,071         8,674          1,515           1982        1998          40
1957 Westmoreland Street                 1,061       4,525         5,586            911           1975        1998          40
200 Corporate Center Drive               1,647       6,666         8,313          1,300           1989        1998          40
2100-2108 West Laburnum                  2,482      10,686        13,168          1,875           1976        1998          40
2120 Tomlynn Street                        281       1,272         1,553            248           1986        1998          40
2130-2146 Tomlynn Street                   353       1,705         2,058            280           1988        1998          40
2169-79 Tomlynn Street                     423       1,720         2,143            307           1985        1998          40
2201-2245 Tomlynn Street                 1,020       4,543         5,563            979           1989        1998          40
2212-2224 Tomlynn Street                   502       2,085         2,587            372           1985        1998          40
2221-2245 Dabney Road                      530       2,150         2,680            384           1994        1998          40
2240 Dabney Road                           264       1,067         1,331            193           1984        1998          40
2244 Dabney Road                           550       2,204         2,754            390           1993        1998          40
2246 Dabney Road                           455       1,823         2,278            323           1987        1998          40
2248 Dabney Road                           512       2,225         2,737            442           1989        1998          40
2251 Dabney Road                           387       1,673         2,060            321           1983        1998          40
2256 Dabney Road                           356       1,471         1,827            279           1982        1998          40
2277 Dabney Road                           507       2,035         2,542            360           1986        1998          40
2401 Park Drive                            182         746           928            145           1984        1998          40
2404 Park Drive                            167         758           925            201           1983        1998          40
2490 Boulevard of the Generals             348       1,439         1,787            302           1975        1998          40
2511 Brittons Hill Road                  1,202       4,913         6,115            898           1987        1998          40
2812 Emerywood Parkway                   1,069       5,549         6,618            844           1980        1998          40
300 Arboretum Place                      5,450      23,968        29,418          4,968           1988        1998          40
300 Corporate Center Drive               4,823      19,618        24,441          3,938           1989        1998          40
303 Fellowship Drive                     1,493       6,531         8,024          1,342           1979        1998          40
304 Harper Drive                           657       3,120         3,777            726           1975        1998          40

                                              Brandywine Operating Partnership, L.P.
                                                           Schedule III
                                             Real Estate and Accumulated Depreciation
                                                          (in thousands)

                                                                                                        Initial Cost
                                                                                         ----------------------------------------
                                                                                                                         Net
                                                                                                                     Improvements
                                                                      Encumberances                                 (Retirements)
                                                                     at December 31,               Building and         Since
                                         City              State          2003           Land      Improvements      Acquisition
-----------------------------------   ----------------     -----     ---------------     ----      ------------     -------------
305 Fellowship Drive                  Mt. Laurel           NJ             2,576          1,421         5,768               789
305 Harper Drive                      Mt. Laurel           NJ               367            223           913                 1
307 Fellowship Drive                  Mt. Laurel           NJ             2,643          1,565         6,342               276
308 Harper Drive                      Mt. Laurel           NJ                 -          1,643         6,663               432
309 Fellowship Drive                  Mt. Laurel           NJ             2,783          1,518         6,154               945
33 West State Street                  Trenton              NJ                 -          6,016        24,091               105
426 Lancaster Avenue                  Devon                PA                 -          1,689         6,756                15
4364 South Alston Avenue              Durham               NC             2,846          1,622         6,419               771
4805 Lake Brooke Drive                Glen Allen           VA             4,134          1,640         6,567               121
50 East State Street                  Trenton              NJ                 -          8,926        35,735               546
50 Swedesford Square                  Frazer               PA             6,304          3,902        15,254               365
500 Nationwide Drive                  Harrisburg           PA                 -            173           850               787
52 Swedesford Square                  Frazer               PA             6,975          4,241        16,579               779
520 Virginia Drive                    Ft. Washington       PA                 -            845         3,455               380
600 Corporate Circle Drive            Harrisburg           PA                 -            363         1,452                75
600 East Main Street                  Richmond             VA            16,450          9,808        38,255             2,876
600 Park Avenue                       King of Prussia      PA                 -          1,012         4,048                 3
610 Freedom Business Center           King of Prussia      PA             5,339          2,017         8,070               668
620 Allendale Road                    King of Prussia      PA                 -          1,020         3,839               980
620 Freedom Business Center           King of Prussia      PA             7,239          2,770        11,014               798
630 Clark Avenue                      King of Prussia      PA                 -            547         2,190                 1
630 Freedom Business Center           King of Prussia      PA             7,138          2,773        11,144               460
640 Allendale Road                    King of Prussia      PA                 -            439           432             1,327
640 Freedom Business Center           King of Prussia      PA            11,203          4,222        16,891             1,453
650 Park Avenue                       King of Prussia      PA                 -          1,916         4,378               903
660 Allendale Road                    King of Prussia      PA                 -            396         3,343           (1,636)
680 Allendale Road                    King of Prussia      PA                 -            689         2,756               678
700 East Gate Drive                   Mt. Laurel           NJ             6,048          3,569        14,436               723
701 East Gate Drive                   Mt. Laurel           NJ             2,971          1,736         6,877               588
7010 Snowdrift Way                    Allentown            PA             1,370            818         3,324               101
7150 Windsor Drive                    Allentown            PA             1,751          1,035         4,219               168
7350 Tilghman Street                  Allentown            PA                 -          3,414        13,716             1,087
741 First Avenue                      King of Prussia      PA                 -          1,287         5,151               210
7450 Tilghman Street                  Allentown            PA             5,090          2,867        11,631             1,265
751-761 Fifth Avenue                  King of Prussia      PA                 -          1,097         4,391                 3
7535 Windsor Drive                    Allentown            PA             5,659          3,376        13,400               747
755 Business Center Drive             Horsham              PA             2,156          1,362         2,334               646
800 Corporate Circle Drive            Harrisburg           PA                 -            414         1,653               115
815 East Gate Drive                   Mt. Laurel           NJ             1,078            636         2,584               119
817 East Gate Drive                   Mt. Laurel           NJ             1,005            611         2,426                74
875 First Avenue                      King of Prussia      PA                 -            618         2,473             3,259
9011 Arboretum Parkway                Richmond             VA             4,884          1,857         7,702               279
9100 Arboretum Parkway                Richmond             VA             3,736          1,362         5,489               540
920 Harvest Drive                     Blue Bell            PA                 -          2,433         9,738               502
9200 Arboretum Parkway                Richmond             VA             2,634            985         3,973               253
9210 Arboretum Parkway                Richmond             VA             2,867          1,110         4,474                87
9211 Arboretum Parkway                Richmond             VA             1,536            582         2,433                78
922 Swedesford Road                   Frazer               PA                 -            218             1                (1)
925 Harvest Drive                     Blue Bell            PA                 -          1,671         6,606               252
993 Lenox Drive                       Lawrenceville        NJ            12,155          2,811        17,996            (5,986)
997 Lenox Drive                       Lawrenceville        NJ            10,095          2,410         9,700               199
Marine Center - Pier #12              Philadelphia         PA                 -              -             -               356
Marine Center - Pier #24              Philadelphia         PA                 -              -             -                59
Marine Center Pier #13-15             Philadelphia         PA                 -              -             -               106

                                                 Gross Amount at Which Carried
                                                      December 31, 2003
                                         ---------------------------------------------
                                                                             Accumulated
                                                                           Depreciation at
                                                 Building and                December 31,       Date of       Date      Depreciable
                                         Land    Improvements   Total (a)      2003 (b)      Construction   Acquired       Life
------------------------------------     ----    ------------   ---------  ---------------   ------------   --------    -----------
305 Fellowship Drive                  $  1,421       6,557         7,978          1,621           1980        1998          40
305 Harper Drive                           223         914         1,137            162           1979        1998          40
307 Fellowship Drive                     1,565       6,618         8,183          1,327           1981        1998          40
308 Harper Drive                         1,643       7,095         8,738          1,291           1976        1998          40
309 Fellowship Drive                     1,518       7,099         8,617          1,442           1982        1998          40
33 West State Street                     6,016      24,196        30,212          4,825           1988        1998          40
426 Lancaster Avenue                     1,689       6,771         8,460          1,399           1990        1998          40
4364 South Alston Avenue                 1,622       7,190         8,812          1,292           1985        1998          40
4805 Lake Brooke Drive                   1,640       6,688         8,328          1,192           1996        1998          40
50 East State Street                     8,926      36,281        45,207          7,239           1989        1998          40
50 Swedesford Square                     3,902      15,619        19,521          2,769           1988        1998          40
500 Nationwide Drive                       173       1,637         1,810            367           1977        1998          40
52 Swedesford Square                     4,241      17,358        21,599          3,299           1986        1998          40
520 Virginia Drive                         845       3,835         4,680            975           1987        1998          40
600 Corporate Circle Drive                 363       1,527         1,890            300           1978        1998          40
600 East Main Street                     9,808      41,131        50,939          7,483           1986        1998          40
600 Park Avenue                          1,012       4,051         5,063            810           1964        1998          40
610 Freedom Business Center              2,017       8,738        10,755          1,989           1985        1998          40
620 Allendale Road                       1,020       4,819         5,839          1,034           1961        1998          40
620 Freedom Business Center              2,770      11,812        14,582          2,436           1986        1998          40
630 Clark Avenue                           547       2,191         2,738            438           1960        1998          40
630 Freedom Business Center              2,773      11,604        14,377          2,566           1989        1998          40
640 Allendale Road                         439       1,759         2,198             97           2001        1998          40
640 Freedom Business Center              4,222      18,344        22,566          3,769           1991        1998          40
650 Park Avenue                          1,916       5,281         7,197          1,032           1968        1998          40
660 Allendale Road                         396       1,707         2,103            592           1962        1998          40
680 Allendale Road                         689       3,434         4,123            784           1962        1998          40
700 East Gate Drive                      3,569      15,159        18,728          2,884           1984        1998          40
701 East Gate Drive                      1,736       7,465         9,201          1,326           1986        1998          40
7010 Snowdrift Way                         818       3,425         4,243            612           1991        1998          40
7150 Windsor Drive                       1,035       4,387         5,422            882           1988        1998          40
7350 Tilghman Street                     3,414      14,803        18,217          3,049           1987        1998          40
741 First Avenue                         1,287       5,361         6,648          1,069           1966        1998          40
7450 Tilghman Street                     2,867      12,896        15,763          2,741           1986        1998          40
751-761 Fifth Avenue                     1,097       4,394         5,491            879           1967        1998          40
7535 Windsor Drive                       3,376      14,147        17,523          2,609           1988        1998          40
755 Business Center Drive                1,362       2,980         4,342            935           1998        1998          40
800 Corporate Circle Drive                 414       1,768         2,182            369           1979        1998          40
815 East Gate Drive                        636       2,703         3,339            569           1986        1998          40
817 East Gate Drive                        611       2,500         3,111            441           1986        1998          40
875 First Avenue                           618       5,732         6,350            822           1966        1998          40
9011 Arboretum Parkway                   1,857       7,981         9,838          1,492           1991        1998          40
9100 Arboretum Parkway                   1,362       6,029         7,391          1,248           1988        1998          40
920 Harvest Drive                        2,433      10,240        12,673          2,126           1990        1998          40
9200 Arboretum Parkway                     985       4,226         5,211            792           1988        1998          40
9210 Arboretum Parkway                   1,110       4,561         5,671            812           1988        1998          40
9211 Arboretum Parkway                     582       2,511         3,093            444           1991        1998          40
922 Swedesford Road                        218           -           218              -           1986        1998          40
925 Harvest Drive                        1,671       6,858         8,529          1,354           1990        1998          40
993 Lenox Drive                          2,811      12,010        14,821          2,361           1985        1998          40
997 Lenox Drive                          2,410       9,899        12,309          2,040           1987        1998          40
Marine Center - Pier #12                     -         356           356             48                       1998          40
Marine Center - Pier #24                     -          59            59              7                       1998          40
Marine Center Pier #13-15                    -         106           106             76                       1998          40

                                              Brandywine Operating Partnership, L.P.
                                                           Schedule III
                                             Real Estate and Accumulated Depreciation
                                                          (in thousands)

                                                                                                        Initial Cost
                                                                                         ----------------------------------------
                                                                                                                         Net
                                                                                                                     Improvements
                                                                      Encumberances                                 (Retirements)
                                                                     at December 31,               Building and         Since
                                         City              State          2003           Land      Improvements      Acquisition
-----------------------------------   ----------------     -----     ---------------     ----      ------------     -------------
Philadelphia Marine Center            Philadelphia         PA                 -            532         2,196                37
11 Campus Boulevard                   Newtown Square       PA             4,775          1,112         4,067               595
2000 Lenox Drive                      Lawrenceville        NJ            14,349          2,291        12,221             2,984
630 Allendale Road                    King of Prussia      PA            19,797          2,836         4,028            15,961
630 Dresher Road                      Horsham              PA                 -            771         3,083               796
7130 Ambassador Drive                 Allentown            PA                 -            761         3,046                10
1050 Westlakes Drive                  Berwyn               PA                 -          2,611        10,445             1,762
1700 Paoli Pike                       East Goshen          PA                 -            458           559             2,923
10 Lake Center Drive                  Marlton              NJ                 -          1,880         7,521               366
100 Arrandale Boulevard               Exton                PA                 -            970         3,878                 2
100 Gateway Centre Parkway            Richmond             VA                 -            391         5,410             1,256
100 Lindenwood Drive                  Malvern              PA                 -            473         1,892               527
101 Lindenwood Drive                  Malvern              PA                 -          4,152        16,606               171
1100 Cassett Road                     Berwyn               PA                 -          1,695         6,779                 4
111 Arrandale Boulevard               Exton                PA             1,152            262         1,048                 1
111/113 Pencader Drive                Newark               DE                 -          1,092         4,366                 3
1160 Swedesford Road                  Berwyn               PA                 -          1,781         7,124               430
1180 Swedesford Road                  Berwyn               PA                 -          2,086         8,342               345
161 Gaither Drive                     Mt. Laurel           NJ                 -          1,016         4,064               342
17 Campus Boulevard                   Newtown Square       PA             5,197          1,108         5,155                22
200 Lake Drive East                   Cherry Hill          NJ                 -          2,069         8,275               168
200 Lindenwood Drive                  Malvern              PA                 -            324         1,295                 2
210 Lake Drive East                   Cherry Hill          NJ                 -          1,645         6,579               164
220 Lake Drive East                   Cherry Hill          NJ                 -          2,144         8,798               514
30 Lake Center Drive                  Marlton              NJ                 -          1,043         4,171               145
300 Lindenwood Drive                  Malvern              PA                 -            848         3,394               237
301 Lindenwood Drive                  Malvern              PA                 -          2,729        10,915               648
412 Creamery Way                      Exton                PA                 -          1,195         4,779               436
429 Creamery Way                      Exton                PA             3,235          1,368         5,471                 3
436 Creamery Way                      Exton                PA                 -            994         3,978                14
440 Creamery Way                      Exton                PA             3,093            982         3,927                87
442 Creamery Way                      Exton                PA             2,769            894         3,576                 2
457 Creamery Way                      Exton                PA                 -            777         3,107                 2
467 Creamery Way                      Exton                PA                 -            906         3,623                 2
479 Thomas Jones Way                  Exton                PA                 -          1,075         4,299               260
481 John Young Way                    Exton                PA             2,475            496         1,983                 2
555 Croton Road                       King of Prussia      PA             6,209          4,486        17,943               121
7360 Windsor Drive                    Allentown            PA                 -          1,451         3,618             2,039
Two Righter Parkway                   Wilmington           DE                 -          2,802        11,217                 7
100 Brandywine Boulevard              Newtown              PA                 -          1,784         9,811             2,971
1000 Lenox Drive                      Lawrenceville        NJ                 -          1,174         4,696                 3
15 Campus Boulevard                   West Goshen          PA             5,943          1,164         3,896             2,127
200 Commerce Drive                    Newark               DE             6,165            911         4,414             1,552
400 Berwyn Park                       Berwyn               PA            15,726          2,657         4,462            12,947
400 Commerce Drive                    Newark               DE            12,346          2,528         9,220             4,495
401 Plymouth Road                     Plymouth Meeting     PA                 -          6,198        16,131            16,467
600 Plymouth Mtg Exec Campus          Plymouth Meeting     PA            12,439          3,652        15,288               266
980 Harvest Drive                     Blue Bell            PA                 -          2,079         7,821                27
Four Plymouth Mtg Exec Campus         Plymouth Meeting     PA            11,791          3,572        14,435               198
Three Plymouth Mtg Exec Campus        Plymouth Meeting     PA            12,078          3,558        14,743               348
Two Paragon Place                     Richmond             VA                 -          2,917        11,454               760
Two Plymouth Mtg Exec Campus          Plymouth Meeting     PA            11,991          3,651        14,514               349
565 East Swedesford Road              Wayne                PA                 -          1,872         7,489                 5
575 East Swedesford Road              Wayne                PA                 -          2,178         8,712                 6
585 East Swedesford Road              Wayne                PA                 -          1,350         5,401                 3
595 East Swedesford Road              Wayne                PA                 -          2,729        10,917                 7
935 First Avenue                      King of Prussia      PA                 -          3,255        11,693                 7
989 Lenox Drive                       Lawrenceville        NJ                 -          3,701        14,802                 8
                                                                       --------       --------    ----------         ---------
                                                                       $456,402       $345,022    $1,380,642         $ 144,080
                                                                       ========       ========    ==========         =========

                                                 Gross Amount at Which Carried
                                                      December 31, 2003
                                         ---------------------------------------------
                                                                             Accumulated
                                                                           Depreciation at
                                                 Building and                December 31,       Date of       Date      Depreciable
                                         Land    Improvements   Total (a)      2003 (b)      Construction   Acquired       Life
------------------------------------     ----    ------------   ---------  ---------------   ------------   --------    -----------
Philadelphia Marine Center                 532       2,233         2,765            395                       1998          40
11 Campus Boulevard                      1,112       4,662         5,774            720           1999        1999          40
2000 Lenox Drive                         2,291      15,205        17,496          2,518           1999        1999          40
630 Allendale Road                       2,836      19,989        22,825          2,654           1999        1999          40
630 Dresher Road                           771       3,879         4,650            558           1987        1999          40
7130 Ambassador Drive                      761       3,056         3,817            446           1991        1999          40
1050 Westlakes Drive                     2,611      12,207        14,818          1,765           1984        2000          40
1700 Paoli Pike                            458       3,482         3,940            233           2000        2000          40
10 Lake Center Drive                     1,880       7,887         9,767            577           1989        2001          40
100 Arrandale Boulevard                    970       3,880         4,850            267           1997        2001          40
100 Gateway Centre Parkway                 391       6,666         7,057            724           2001        2001          40
100 Lindenwood Drive                       473       2,419         2,892            178           1985        2001          40
101 Lindenwood Drive                     4,152      16,777        20,929          1,171           1988        2001          40
1100 Cassett Road                        1,695       6,783         8,478            466           1997        2001          40
111 Arrandale Boulevard                    262       1,049         1,311             72           1996        2001          40
111/113 Pencader Drive                   1,092       4,369         5,461            300           1990        2001          40
1160 Swedesford Road                     1,781       7,554         9,335            640           1986        2001          40
1180 Swedesford Road                     2,086       8,687        10,773            651           1987        2001          40
161 Gaither Drive                        1,016       4,406         5,422            351           1987        2001          40
17 Campus Boulevard                      1,108       5,177         6,285            625           2001        2001          40
200 Lake Drive East                      2,069       8,443        10,512            597           1989        2001          40
200 Lindenwood Drive                       324       1,297         1,621             89           1984        2001          40
210 Lake Drive East                      1,645       6,743         8,388            475           1986        2001          40
220 Lake Drive East                      2,144       9,312        11,456            781           1988        2001          40
30 Lake Center Drive                     1,043       4,316         5,359            303           1986        2001          40
300 Lindenwood Drive                       848       3,631         4,479            233           1984        2001          40
301 Lindenwood Drive                     2,729      11,563        14,292            839           1986        2001          40
412 Creamery Way                         1,195       5,215         6,410            437           1999        2001          40
429 Creamery Way                         1,368       5,474         6,842            376           1996        2001          40
436 Creamery Way                           994       3,992         4,986            279           1991        2001          40
440 Creamery Way                           982       4,014         4,996            296           1991        2001          40
442 Creamery Way                           894       3,578         4,472            246           1991        2001          40
457 Creamery Way                           777       3,109         3,886            214           1990        2001          40
467 Creamery Way                           906       3,625         4,531            249           1988        2001          40
479 Thomas Jones Way                     1,075       4,559         5,634            346           1988        2001          40
481 John Young Way                         496       1,985         2,481            136           1997        2001          40
555 Croton Road                          4,486      18,064        22,550          1,261           1999        2001          40
7360 Windsor Drive                       1,451       5,657         7,108            708           2001        2001          40
Two Righter Parkway                      2,802      11,224        14,026          1,001           1987        2001          40
100 Brandywine Boulevard                 1,784      12,782        14,566            767           2002        2002          40
1000 Lenox Drive                         1,174       4,699         5,873            176           1982        2002          40
15 Campus Boulevard                      1,164       6,023         7,187            532           2002        2002          40
200 Commerce Drive                         911       5,966         6,877            877           1998        2002          40
400 Berwyn Park                          2,657      17,409        20,066          1,105           2002        2002          40
400 Commerce Drive                       2,528      13,715        16,243          2,381           1997        2002          40
401 Plymouth Road                        6,198      32,598        38,796          2,327           2002        2002          40
600 Plymouth Mtg Exec Campus             3,652      15,554        19,206            726           1986        2002          40
980 Harvest Drive                        2,079       7,848         9,927            266           1988        2002          40
Four Plymouth Mtg Exec Campus            3,572      14,633        18,205            691           1990        2002          40
Three Plymouth Mtg Exec Campus           3,558      15,091        18,649            713           1988        2002          40
Two Paragon Place                        2,917      12,214        15,131            548           1989        2002          40
Two Plymouth Mtg Exec Campus             3,651      14,863        18,514            786           1987        2002          40
565 East Swedesford Road                 1,872       7,494         9,366             31           1984        2003          40
575 East Swedesford Road                 2,178       8,718        10,896             36           1985        2003          40
585 East Swedesford Road                 1,350       5,404         6,754             23           1998        2003          40
595 East Swedesford Road                 2,729      10,924        13,653             45           1988        2003          40
935 First Avenue                         3,255      11,700        14,955            156           2001        2003          40
989 Lenox Drive                          3,701      14,810        18,511              -           1982        2003          40
                                     ---------  ----------    ----------       --------
                                     $ 345,022  $1,524,722    $1,869,744       $268,091
                                     =========  ==========    ==========       ========

(a) Reconciliation of Real Estate:

         The following table reconciles the real estate investments from January 1, 2002 to December 31, 2003 (in thousands):

                                                                             2003                 2002                2001
                                                                          -----------          -----------         -----------
         Balance at beginning of year                                     $ 1,890,009          $ 1,893,039         $ 1,754,895

         Additions:
              Acquisitions                                                     59,149              120,627             217,212
              Capital expenditures                                             57,721               94,086              65,210

         Less:
              Dispositions                                                   (135,118)            (209,014)           (144,278)
              Assets transferred to held-for-sale                              (2,017)              (8,729)                  -
                                                                          -----------          -----------         -----------
         Balance at end of year                                           $ 1,869,744          $ 1,890,009         $ 1,893,039
                                                                          ===========          ===========         ===========

(b) Reconciliation of Accumulated Depreciation:

         The following table reconciles the accumulated depreciation on real estate investments from January 1, 2003 to December 31, 2003 (in thousands):

                                                                             2003                 2002                2001
                                                                          -----------          -----------         -----------
         Balance at beginning of year                                     $   245,230          $   230,793         $   179,558

         Additions:
             Depreciation expense - continued operations                       51,191               46,190              59,348
             Depreciation expense - discontinued operations                       695                2,511              10,147
             Acquisitions                                                           -                1,175                   -

         Less:
             Dispositions                                                     (28,663)             (34,204)            (18,260)
             Assets transferred to held-for-sale                                 (362)              (1,235)                  -
                                                                          -----------          -----------         -----------
         Balance at end of year                                           $   268,091          $   245,230         $   230,793
                                                                          ===========          ===========         ===========




                                      F-62